================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549-1004


                                --------------

                                   FORM 8-K

                                --------------

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) June 14, 2000

                           -------------------

                             Global Crossing Ltd.
            (Exact name of registrant as specified in its charter)

                            -------------------

          Bermuda                     000-24565               98-0189783
(State or other jurisdiction of      (Commission          (I.R.S. Employer
incorporation or organization)       File Number)         Identification No.)

    Wessex House, 45 Reid Street
         Hamilton, Bermuda                               HM12
(Address of principal executive offices)              (Zip Code)


       Registrant's telephone number, including area code (441) 296-8600

================================================================================

Item 2. Acquisition or Disposition of Assets.

     On June 14, 2000, Global Crossing Ltd., a Bermuda company ("Global Crossing"), completed its acquisition of IPC Communications, Inc. and Ixnet, Inc. A copy of the Agreement and Plan of Merger among Global Crossing, Georgia Merger Sub Corporation, IPC Communications, Inc., IPC Information Systems, Inc., Idaho Merger Sub Corporation and IXnet, Inc. is incorporated by reference herein to Annex A of the information statement contained in Global Crossing's Registration Statement on Form S-4 (File No. 333-34592) filed on May 12, 2000.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial Statements of Businesses Acquired.

          Consolidated and combined financial statements of IXnet, Inc. for the six months ended March 31, 2000;

          Consolidated and combined financial statements of IXnet, Inc. for each of the three years ended September 30, 1999;

          Consolidated financial statements of IPC Communications, Inc. for the six months ended March 31, 2000; and

          Consolidated financial statements of IPC Communications, Inc. for each of the three years ended September 30, 1999.

     (b)  Pro Forma Financial Information.

          Pro forma Global Crossing financial information as of and for the three months ended March 31, 2000; and

          Pro forma Global Crossing financial information for the year ended December 31, 1999.

                                  IXNET, INC.

                          CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

                    (In thousands, except per share amount)

                                                                 March 31,    September 30,
                                                                   2000          1999
                                                                   ----          ----
                        ASSETS
Current assets:
 Cash and cash equivalents..................................   $  6,583       $ 39,020
  Marketable securities.....................................         --         28,357
  Marketable securities, restricted.........................      3,000         20,435
  Accounts receivable, net..................................     26,374         17,824
 Prepaids and other current assets..........................      6,946          5,505
                                                               --------       --------
   Total current assets.....................................     42,903        111,141

Long term marketable securities, restricted.................         --          6,065
Property and equipment, net.................................    100,316         80,170
Goodwill, net...............................................     73,809         49,773
Other assets................................................        768            889
                                                               --------       --------
   Total assets.............................................   $217,796       $248,038
                                                               ========       ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable...........................................  $  28,599      $  10,198
 Accrued liabilities........................................     30,938         22,445
 Current portion of capital leases..........................      6,727          5,636
 Current portion of notes payable...........................      8,744         14,502
                                                              ---------      ---------
   Total current liabilities................................     75,008         52,781

Note payable to parent......................................     65,851         52,122
Lease obligations, less current portion.....................     18,504         15,412
Notes payable, less current portion.........................      2,403          4,854
                                                              ---------      ---------
   Total liabilities........................................    161,766        125,169
                                                              ---------      ---------

Commitments and contingencies

Stockholders' equity:
 Common stock--$0.01 par value, authorized 100,000 shares;
   51,149 and 51,075 shares issued and outstanding at
    March 31, 2000 and September 30, 1999, respectively.....        511            511
 Paid-in capital............................................    256,337        249,080
 Accumulated deficit........................................   (180,524)      (109,176)
      Deferred compensation.................................    (18,548)       (16,797)
 Accumulated other comprehensive loss.......................     (1,746)          (749)
                                                              ---------      ---------
   Total stockholders' equity...............................     56,030        122,869
                                                              ---------      ---------
   Total liabilities and stockholders' equity...............  $ 217,796      $ 248,038
                                                              =========      =========



          See Notes to Consolidated and Combined Financial Statements

                                  IXNET, INC.

               CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                    (In thousands, except per share amounts)


                                                  Three Months Ended March 31,          Six Months Ended March 31,
                                                   -----------    -----------          -----------    -----------
                                                       2000           1999                 2000          1999
                                                   -----------    -----------          -----------    -----------
Revenue                                            $    29,017    $    19,859          $    52,142    $   32,611
Cost of revenue (exclusive of depreciation and
   amortization shown separately below)                 30,950         18,476               55,695        30,934
Sales and marketing expense                              7,931          2,786               13,736         4,878
General and administrative expense                       5,881          1,600               10,357         2,815
Depreciation and amortization                           10,157          5,586               18,368         9,508
Stock compensation charge                                1,236              -                2,599             -
Merger related costs                                    18,539              -               18,539             -
                                                   -----------    -----------          -----------    ----------
           Loss from operations                        (45,677)        (8,589)             (67,152)      (15,524)
Interest expense, net                                   (1,693)        (2,493)              (2,853)       (4,318)
Other income, net                                         (543)           (64)                (444)          (18)
                                                   -----------    -----------          -----------    ----------
           Loss before provision for income taxes      (47,913)       (11,146)             (70,449)      (19,860)
Provision for income taxes                                 587            134                  899           257
                                                   -----------    -----------          -----------    ----------
           Net loss                                $   (48,500)   $   (11,280)         $   (71,348)   $  (20,117)
                                                   ===========    ===========          ===========    ==========

Basic and diluted loss per share                   $     (0.95)   $     (0.26)         $     (1.40)   $    (0.47)
                                                   ===========    ===========          ===========    ==========
Basic and diluted weighted average number of
          shares outstanding                            51,128         43,100               51,101        43,100
                                                   ===========    ===========          ===========    ==========



          See Notes to Consolidated and Combined Financial Statements.

                                  IXNET, INC.

               CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                 (In thousands)

                                                                               Six Months ended March 31,
                                                                               --------------------------

                                                                                    2000        1999
                                                                                    ----        ----

Cash flows from operating activities:
 Net loss.....................................................................   $(71,348)   $(20,117)
 Adjustments to reconcile net loss to net cash used in operating activities:
  Depreciation and amortization...............................................     13,830       6,226
  Amortization of goodwill....................................................      4,538       3,282
  Bad debt and sales credit provision.........................................      3,671         529
  Stock compensation charges..................................................      2,599          --

  Changes in operating assets and liabilities:
   Trade receivables..........................................................    (11,707)     (2,016)
   Prepaids and other assets..................................................       (851)        701
   Accounts payable and accrued liabilities...................................     24,331        (212)
                                                                                 --------    --------
  Net cash used in operating activities.......................................    (34,937)    (11,607)
                                                                                 --------    --------
Cash flows from investing activities:
  Capital expenditures........................................................    (26,208)     (7,683)
  Acquisition of Saturn, net of cash acquired.................................         --     (34,713)
  Acquisition of Business Networks of New York (BNNY), net of cash
   acquired...................................................................    (23,571)         --
  Acquisition of Systems Programming & Network Computing, Inc. (SPNC), net of
   cash acquired .............................................................       (293)         --
  Net change in investment of marketable securities...........................     52,453          --
                                                                                 --------    --------
   Net cash provided (used by) investing activities...........................      2,381     (42,396)
                                                                                 --------    --------
Cash flows from financing activities:
  Cash financing from parent, net.............................................     11,956      54,893
  Principal payments on capital leases........................................     (3,024)     (2,152)
  Issuance of note in connection with SPNC
   acquisition................................................................        100          --
  Capital transactions with parent............................................        587       5,254
  Repayment of notes payable..................................................     (8,503)       (555)
                                                                                 --------    --------
  Net cash provided by financing activities...................................      1,116      57,440
                                                                                 --------    --------
Effect of exchange rate changes on cash.......................................       (997)       (631)
                                                                                 --------    --------
Net (decrease)/increase in cash...............................................    (32,437)      2,806
Cash and cash equivalents, beginning of period................................     39,020       1,255
                                                                                 --------    --------
Cash and cash equivalents, end of period......................................   $  6,583    $  4,061
                                                                                 ========    ========

Non-cash investing and financing activities-
  Capital lease obligations entered into during the period....................   $  7,207    $  5,345
  Deferred compensation in connection with grants of stock options............      4,416    --------



          See Notes to Consolidated and Combined Financial Statements.

                                  IXNET, INC.

            NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.  Background and Basis of Presentation


IXnet, Inc. ("IXnet" or the "Company") provides communications services tailored to the specialized needs of the worldwide financial services community. The Company has built and operates an Extranet, a global network connecting members of the financial services community as well as multiple offices within the same firm. The Company provides global services including managed voice and data services, switched voice communications and content hosting and distribution of news, research, analytics and market data.

IXnet started its business as International Exchange Networks, Ltd. ("IEXN"), which was incorporated in Delaware on March 8, 1993. On June 23, 1995, IPC Information Systems, Inc. ("IPC"), acquired 80% of the outstanding common stock of IEXN and acquired the remaining 20% on April 30, 1998. On March 31, 1999, IPC contributed $73 million of IEXN's then outstanding note payable to IPC into IEXN's paid-in capital.

MXNet, Inc. ("MXNet") was incorporated in Delaware on May 24, 1996, as a wholly owned subsidiary of National Discount Brokers Group, Inc. On February 13, 1998, IPC acquired the outstanding common stock of MXNet, which was contributed to IEXN in May 1999.

On May 4, 1999, IPC contributed 100% of the outstanding common stock of IEXN to the Company. In addition, on May 4, 1999, the Company was incorporated in Delaware as a wholly owned subsidiary of IPC with 2,000 shares of common stock, par value $0.01 per share, authorized, and 1,000 shares issued to IPC. Effective July 1, 1999, the Company amended its certificate of incorporation to increase its authorized shares to 100,000,000. On June 30, 1999, the Company declared a 43,100 for one stock split effective July 1, 1999, resulting in 43,100,000 shares issued and outstanding.

The Company completed an initial public offering (the "Offering") of 6,500,000 shares of common stock at $15 per share on August 12, 1999. On August 30, 1999, the underwriters exercised their over-allotment option and purchased an additional 975,000 shares of common stock at $15 per share.

On February 22, 2000, the Company, IPC and IPC Communications, Inc. entered into a merger agreement with Global Crossing, Ltd. (the "Merger"). The Merger was approved by a majority of the Company's and IPC's stockholders. Under the terms of the Merger agreement, at the closing, Company stockholders will be entitled to receive 1.184 shares of Global Crossing common stock for each share of Company common stock and IPC stockholders will be entitled to receive 5.417 shares of Global Crossing common stock for each share of IPC common stock. The Merger is expected to be completed by the end of the Company's third fiscal quarter. For the three and six months ended March 31, 2000, the Company recorded costs of $18.5 million related to the Merger. These costs primarily included investment banker fees, legal fees, other professional fees, and other direct costs.

The financial statements as of and for the three and six months ended March 31, 2000, and as of September 30, 1999, include the accounts of IXnet and its consolidated subsidiaries. The financial statements for the three and six months ended March 31, 1999, combine the historical financial information of IEXN and its consolidated subsidiaries with the historical financial information of MXNet. Intercompany balances and transactions between IEXN and MXNet have been eliminated. Additionally, the financial statements present the issued and outstanding shares of IXnet as if they had been in place for the quarter ended March 31, 1999. The financial statements include certain corporate expenses incurred by IPC that have been charged to the Company. Management believes these allocations are reasonable.

In the opinion of management, the accompanying unaudited financial statements include all necessary adjustments (consisting of normal recurring accruals and appropriate inter-company elimination adjustments) for a fair presentation of the financial position of IXnet, Inc. as of March 31, 2000, and the results of its operations for the three and six months ended March 31, 2000 and 1999, in conformity with generally accepted accounting principles, commonly referred to as GAAP, for interim financial information applied on a consistent basis. The results of operations for the three and six months ended March 31, 2000, are not necessarily indicative of the results to be expected for the full year. Certain information and note disclosures normally included in financial statements prepared in accordance with GAAP have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission. These financial statements should be read in conjunction with IXnet's Annual Report on Form 10-K for the year ended September 30, 1999.

                                  IXNET, INC.

                                  (UNAUDITED)

2.  Summary of Significant Accounting Policies


Accounts Receivable

Accounts receivable relate to the billing of communication services and are net of allowance for doubtful accounts and sales credit provision of $2.9 million and $2.1 million as of March 31, 2000 and September 30, 1999, respectively.

Earnings Per Share

Basic loss per share is computed using the weighted average number of common shares outstanding during the year. Diluted loss per share is computed using the weighted average number of shares of common stock adjusted for the dilutive effect of common stock equivalent shares of common stock options. Common stock equivalent shares are calculated using the treasury stock method. All stock options outstanding have been excluded from the computation of diluted loss per share as their effect would be antidilutive. Accordingly, there is no difference between basic and diluted EPS.

3.  Comprehensive Loss

Comprehensive loss includes the Company's net loss and foreign currency translation adjustments. The tax effect and reclassifications are not
significant.   The Company's total comprehensive loss for the six months ended
March 31, 2000 and 1999 was as follows (in thousands):

                                                                            Six Months Ended March 31,
                                                                          ------------------------------
                                                                          2000                      1999
                                                                          ----                      ----
               Net loss                                                  $(71,348)                 $(20,117)
               Translation adjustment                                        (997)                     (923)
                                                                   ------------------      --------------------
               Total comprehensive loss                                  $(72,345)                 $(21,040)
                                                                   ==================      ====================


4.  Acquisitions and Strategic Agreement


Saturn Global Network Services Holdings Ltd.

On December 18, 1998, the Company acquired all of the issued and outstanding common shares of Saturn Global Network Services Holdings Limited ("Saturn") from Marshalls 106 Limited ("Marshalls"). The purchase price included the payment of cash in the amount of $35.7 million (paid by the Company through borrowings from IPC) and the issuance by the Company of a promissory note, guaranteed by IPC, in the amount of $7.5 million bearing interest at the UK Sterling Base Rate, as defined, plus three percent and payable over three years (the "Marshalls Note"). In addition, the Company assumed indebtedness of Saturn due to Marshalls in the amount of $5 million payable over 24 months with interest at 9.25% (the "Saturn Note"). Under this agreement, the Marshalls note is subject to a working capital adjustment and right of offset. The working capital adjustment was settled in June 1999 resulting in a reduction of $2 million.

Saturn, a UK holding company, owns telecommunication network operating subsidiaries in the United Kingdom, USA, Hong Kong, Australia, Japan and Singapore which sell managed premium grade voice and data communication services to the financial community. The acquisition was accounted for using the purchase method of accounting and resulted in $49.2 million of goodwill. Saturn goodwill is being amortized over 10 years from the date of the acquisition.

                                  IXNET, INC.

                                  (UNAUDITED)

Strategic Agreement

On September 24, 1999, IXnet entered into a strategic agreement (the "Strategic Agreement"), including the licensing of certain software products to enhance the intelligence of its network for a purchase price of $20.0 million consisting of $10.0 million in cash financed from the proceeds from IXnet's IPO and 500,000 shares of IXnet restricted common stock valued at an average closing price prior to the agreement date. The Strategic Agreement is designed to enhance IXnet's network capabilities with embedded intelligence, delivering financial enterprise integration, subject-based addressing, trading turret integration and application management.

Business Networks of New York, Inc.

Effective January 1, 2000, IXnet acquired all of the issued and outstanding common shares of Business Networks of New York, Inc. ("BNNY"). BNNY is a leader in providing voice and data services to the financial community, primarily in the New York Metropolitan Area. The $26.5 million purchase price consisted of $24.5 million in cash and 45,707 shares of IXnet common stock. The acquisition was accounted for using the purchase method of accounting and resulted in $27.3 million of goodwill, which will be amortized over a 10 year period from the date of the acquisition.

Systems Programming & Network Computing, Inc.

On January 25, 2000, IXnet acquired all of the issued and outstanding common shares of Systems Programming & Network Computing, Inc. ("SPNC"). SPNC is a leader in providing and integrating sophisticated multi-system, multi-platform applications for the financial services community. The purchase price was approximately $1.5 million and consisted of $300,000 in cash, a $100,000 promissory note issued by the Company and 6,080 shares of IXnet common stock. The acquisition was accounted for using the purchase method of accounting and resulted in $111,000 of goodwill, which will be amortized over a 5 year period from the date of the acquisition.

5.  Stock Compensation Charge

In May 1999, IXnet recorded $26.4 million in non-cash deferred stock compensation reflecting the issuance by the Company of options to purchase 6,530,184 shares of common stock of IXnet at $13.96 per share. The deferred stock compensation is based upon the deemed fair market value of IXnet's common stock and the exercise price of such options issued on the date of grant. The Company recorded an additional $2.1 million of non-cash deferred stock compensation during the quarter and $4.4 during the six months ended March 31, 2000, which represents the charge for the issuance of options in May 1999 that are treated as variable options for accounting purposes. Stock compensation expense for the three and six months ended March 31, 2000 is $1.2 million and $2.6 million respectively. The remaining deferred compensation will be amortized over the remaining vesting period of the options. In addition, certain of these options may be treated as variable options and may result in additional compensation expense in future periods.

6.  Property and Equipment

Property and equipment is comprised of the following (in thousands):

                                                                        March 31,       September 30,
                                                     Useful Lives         2000             1999
                                                     ------------         ----             ----

Network equipment.................................   2 to 5 years       $ 56,179         $39,700
Network equipment under capital leases............        5 years         35,844          28,637
Indefeasible rights of use........................       IRU term         10,760           6,571
Network software..................................        3 years         24,546          21,485
Office equipment and furniture....................        5 years          7,964           6,227
Leasehold improvements............................     Lease term          3,827           2,524
                                                                        --------         -------

 Total depreciable property and equipment.........                       139,120         105,144
 Less accumulated depreciation and amortization...                       (38,804)        (24,974)
                                                                        --------         -------

                                                                        $100,316        $ 80,170
                                                                        ========        ========

                                  IXNET, INC.

                                  (UNAUDITED)


Accumulated depreciation of network equipment under capital leases at March 31, 2000 and September 30, 1999, was $13.9 million and $10.8 million, respectively.


7.  Disclosures about Segments of an Enterprise and Related Information

The Company is focused on providing a seamless global network providing a variety of voice, data, and content distribution services which has been specifically designed to meet the specialized requirements of the financial services industry. All of our revenue is derived from our global network. All operating expenses and assets of the Company are combined and reviewed by the chief operating decision makers on an enterprise wide-basis, resulting in no additional discrete reportable segment information.

Our network connects customers in 38 countries around the world and we have major offices in New York, London and Sydney from which we coordinate our sales and marketing, finance and administrative functions in North America, Europe and
the Asia Pacific countries.   We refer to these areas as regions.  All of our
products and services are similar in each of the regions. We specifically address the needs of the financial services industry and therefore the types and class of customers for all products and services in each of the regions are similar. The methods of providing services on our global network are similar.

Enterprise wide information is provided in accordance with SFAS 131
"Disclosures about Segments of an Enterprise and Related Information". Geographic sales information is based on the currency in which the customer is billed. Long-lived asset information is based on the physical location of the assets. The following is revenue and long-lived asset information for geographic areas (in thousands):

                                         Six Months ended March 31,
                                        ----------------------------

                                        2000                   1999
                                        ----                   ----

                                           Long-Lived             Long-Lived
                                 Revenue     Assets     Revenue     Assets
                                 -------     ------     -------     ------
North America...............     $29,736    $112,844    $18,046    $ 40,467
Europe......................      12,628      57,652     10,011      59,909
Asia/Pacific................       9,778       4,397      4,554       2,192
                                 -------    --------    -------    --------
                                 $52,142    $174,893    $32,611    $102,568
                                 =======    ========    =======    ========

For the six months ended March 31, 2000, revenue from the United States, United Kingdom, and Australia represented 57.0%, 23.4%, and 9.8% of total revenue, respectively. For the six months ended March 31, 1999, revenue from the United States and the United Kingdom represented 54.0% and 28.0% of total revenue, respectively.

As of March 31, 2000, long-lived assets located with the United States and the United Kingdom represented 64.5% and 31.8% of total long-lived assets, respectively. As of March 31, 1999, long-lived assets located within the United States and the United Kingdom represented 39.5% and 58.3% of total long-lived assets, respectively.

For the six months ended March 31, 2000, no individual customer represented more than 10% of total revenue. For the six months ended March 31, 1999, two customers accounted for 14.4% and 11.5% of total revenue.

8.  Commitments and Contingencies:

  Intercompany Agreement

As of July 1, 1999, the Company, IPC and IEXN entered into an intercompany agreement which provides, among other matters, for IPC to furnish up to $50.0 million of credit, including the provision of letters of credit, guarantees and other forms of credit enhancements limited to $6.25 million per quarter, commencing July 1, 1999 and continuing through the quarter ending June 30, 2001. Outstanding notes payable on July 1, 1999 and additional amounts borrowed under the agreement bear interest at the Base Rate, as defined, plus 2%. Any and all amounts advanced by IPC which are outstanding on June 30, 2001 shall be immediately due and payable.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders of
IXnet, Inc.:

   In our opinion, the accompanying consolidated and combined balance sheets and the related consolidated and combined statements of operations, stockholders' equity and cash flows present fairly, in all material respects, the financial position of IXnet, Inc. and its subsidiaries at September 30, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1999 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/S/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York
November 30, 1999

                                  IXNET, INC.

                    CONSOLIDATED AND COMBINED BALANCE SHEETS
                (Amounts in thousands, except per share amount)

                                                             September 30,
                                                           -------------------
                                                             1999       1998
                                                           ---------  --------
                          ASSETS
Current assets:
  Cash and cash equivalents............................... $  39,020  $  1,255
  Marketable securities...................................    28,357       --
  Marketable securities, restricted.......................    20,435       --
  Accounts receivable, net................................    17,824     9,844
  Prepaids and other current assets.......................     5,505     2,707
                                                           ---------  --------
    Total current assets..................................   111,141    13,806
Property and equipment, net...............................    80,170    36,351
Long term marketable securities, restricted...............     6,065       --
Goodwill, net.............................................    49,773     9,023
Other assets..............................................       889     1,152
                                                           ---------  --------
    Total assets.......................................... $ 248,038  $ 60,332
                                                           =========  ========
      LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Accounts payable........................................ $  10,198  $  7,028
  Accrued liabilities.....................................    22,445     9,007
  Current portion of capital leases.......................     5,636     4,057
  Current portion of notes payable........................    14,502       --
                                                           ---------  --------
    Total current liabilities.............................    52,781    20,092
Note payable to parent....................................    52,122    43,629
Lease obligations, less current portion...................    15,412    11,570
Notes payable, less current portion.......................     4,854       --
                                                           ---------  --------
    Total liabilities.....................................   125,169    75,291
                                                           ---------  --------
Commitments and contingencies
Stockholders' equity (deficit):
  Common stock--$0.01 par value, authorized 100,000
   shares;
   51,075 and 43,100 shares issued and outstanding at Sep-
   tember 30, 1999 and 1998, respectively.................       511       431
  Paid-in Capital.........................................   249,080    33,830
  Accumulated deficit.....................................  (109,176)  (49,709)
  Deferred compensation...................................   (16,797)      --
  Accumulated other comprehensive (loss) income...........      (749)      489
                                                           ---------  --------
    Total stockholders' equity (deficit)..................   122,869   (14,959)
                                                           ---------  --------
    Total liabilities and stockholders' equity (deficit).. $ 248,038  $ 60,332
                                                           =========  ========

          See Notes to Consolidated and Combined Financial Statements

                                  IXNET, INC:

               CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)

                                                  Year ended September 30,
                                                 ----------------------------
                                                   1999      1998      1997
                                                 --------  --------  --------
Revenue......................................... $ 73,615  $ 35,853  $ 17,838
Cost of revenue (exclusive of depreciation and
 amortization shown separately below)...........   73,097    35,652    19,823
Sales and marketing expense.....................   13,063     8,455     4,172
General and administrative expense..............    8,312     5,001     3,439
Depreciation and amortization...................   21,575     9,060     3,460
Special charge..................................      --      1,350       --
Stock compensation charge.......................    9,079       --        --
                                                 --------  --------  --------
  Loss from operations..........................  (51,511)  (23,665)  (13,056)
Interest expense, net...........................   (6,999)   (3,527)   (2,040)
Other income (expense), net.....................      336        26       117
                                                 --------  --------  --------
  Loss before provision for income taxes........  (58,174)  (27,166)  (14,979)
Provision for income taxes......................    1,293       473       229
                                                 --------  --------  --------
  Net loss...................................... $(59,467) $(27,639) $(15,208)
                                                 ========  ========  ========
Basic and diluted loss per share................ $  (1.35) $  (0.64) $  (0.35)
                                                 ========  ========  ========
Basic and diluted weighted average number of
 shares outstanding.............................   44,085    43,100    43,100
                                                 ========  ========  ========


          See Notes to Consolidated and Combined Financial Statements.

                                  IXNET, INC.

               CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
                         (Dollar amounts in thousands)

                                                   Year ended September 30,
                                                  ----------------------------
                                                    1999      1998      1997
                                                  --------  --------  --------
Cash flows from operating activities:
  Net loss....................................... $(59,467) $(27,639) $(15,208)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
  Depreciation and amortization..................   15,656     6,865     3,279
  Amortization of goodwill.......................    5,919     2,195       181
  Provision for doubtful accounts................    1,693     1,674       325
  Deferred compensation charges..................    9,079       --        --
  Changes in operating assets and liabilities:
    Trade receivables............................   (6,190)   (5,957)   (3,178)
    Prepaids and other assets....................   (1,566)     (135)   (2,471)
    Accounts payable and accrued liabilities.....    5,762     7,904     2,403
                                                  --------  --------  --------
  Net cash used in operating activities..........  (29,114)  (15,093)  (14,669)
                                                  --------  --------  --------
Cash flows from investing activities:
    Capital expenditures.........................  (24,208)  (12,930)   (3,495)
    Acquisition of Saturn, net of cash acquired..  (34,713)      --        --
    Investment in marketable securities..........  (28,357)     (842)      --
                                                  --------  --------  --------
    Net cash used in investing activities........  (87,278)  (13,772)   (3,495)
                                                  --------  --------  --------
Cash flows from financing activities:
    Net proceeds from initial public offering....  102,775       --        --
    Financings from parent, net..................   82,792    23,476    12,887
    Capital transactions with parent.............    3,098     9,478     5,535
    Principal payments on capital leases.........   (5,214)   (3,125)   (1,818)
    Repayment of notes payable...................   (1,556)      --        --
                                                  --------  --------  --------
    Net cash provided by financing activities....  181,895    29,829    16,604
                                                  --------  --------  --------
Effect of exchange rate changes on cash..........   (1,238)     (234)      469
                                                  --------  --------  --------
Net increase (decrease) in cash..................   64,265       730    (1,091)
Cash and cash equivalents, beginning of period...    1,255       525     1,616
                                                  --------  --------  --------
Cash and cash equivalents, end of period......... $ 65,520  $  1,255  $    525
                                                  ========  ========  ========
Cash paid during the period for interest......... $  6,118  $  3,527  $  2,040
Non-cash investing and financing activities--
  Capital contributed by parent:
    Acquisition of remaining 20% of International
     Exchange
     Networks, Ltd............................... $    --   $  4,800  $    --
    Acquisition of MXNet Inc., net of cash
     acquired....................................      --      6,660       --
    Capitalization of note payable to parent.....   73,000       --        --
  Installment purchase of indefeasible rights of
   use...........................................      --      3,600       --
  Capital lease obligations entered into during
   the period....................................   10,284     6,414     9,685
  Deferred compensation in connection with grants
   of stock options..............................   26,382       --        --
  Purchase of software in connection with the
   strategic agreement...........................   20,000       --        --
Acquisition of Saturn:
  Fair value of assets acquired.................. $ 58,456  $    --   $    --
  Less: Fair value of liabilities assumed and
   note issued...................................   23,743       --        --
                                                  --------  --------  --------
  Acquisition of Saturn, net of cash acquired.... $ 34,713  $    --   $    --
                                                  ========  ========  ========

          See Notes to Consolidated and Combined Financial Statements.

                                  IXNET, INC.

               CONSOLIDATED AND COMBINED STATEMENTS OF CHANGES IN
                       STOCKHOLDERS' EQUITY (DEFICIT)(1)
                                 (In thousands)

                         Common Stock
                         -------------
                                       Paid-in   Accumulated   Deferred
                         Shares Amount Capital     Deficit   Compensation Subtotal(1)
                         ------ ------ --------  ----------- ------------ -----------
Balance, September 30,
 1996................... 43,100  $431  $  7,357   $  (6,862)   $    --     $    926
  Paid-in capital.......    --    --      5,535         --          --        5,535
  Net loss..............    --    --        --      (15,208)        --      (15,208)
  Translation
   adjustment...........    --    --        --          --          --          --
                         ------  ----  --------   ---------    --------    --------
Balance, September 30,
 1997................... 43,100   431    12,892     (22,070)        --       (8,747)
  Paid-in capital.......    --    --     20,938         --          --       20,938
  Net loss..............    --    --        --      (27,639)        --      (27,639)
  Translation
   adjustment...........    --    --        --          --          --          --
                         ------  ----  --------   ---------    --------    --------
Balance, September 30,
 1998................... 43,100   431    33,830     (49,709)        --      (15,448)
  Issuance of common
   stock in initial
   public offering, net
   of expenses..........  7,475    75   102,775         --          --      102,850
  Issuance of common
   stock in connection
   with strategic
   agreement............    500     5     9,995         --          --       10,000
  Capitalization of note
   payable to Parent....    --    --     73,000         --          --       73,000
  Deferred stock option
   compensation.........    --    --     26,382         --      (26,382)        --
  Amortization of
   deferred
   compensation.........    --    --        --          --        9,079       9,079
  Other deferred
   compensation
   adjustments..........    --    --       (506)        --          506         --
  Capital contribution
   for IPC's utilization
   of tax benefits......    --    --      3,604         --          --        3,604
    Net loss............    --    --        --      (59,467)        --      (59,467)
    Translation
     adjustment.........    --    --        --          --          --          --
                         ------  ----  --------   ---------    --------    --------
Balance, September 30,
 1999................... 51,075  $511  $249,080   $(109,176)   $(16,797)   $123,618
                         ======  ====  ========   =========    ========    ========

--------
(1) The Consolidated and Combined Statements of Changes in Stockholders' Equity (Deficit) continues on page 15.


           See Notes to Consolidated and Combined Financial Statements.

                                  IXNET, INC.

                CONSOLIDATED AND COMBINED STATEMENTS OF CHANGES
                       IN STOCKHOLDERS' EQUITY (DEFICIT)
                                 (In thousands)

                                            Accumulated
                                               Other
                                           Comprehensive           Comprehensive
                               Subtotal(1) Income (Loss)  Total        Loss
                               ----------- ------------- --------  -------------
Balance, September 30, 1996..   $    926      $   (36)   $    890         --
    Paid-in capital..........      5,535          --        5,535         --
    Net loss.................    (15,208)         --      (15,208)   $(15,208)
    Translation adjustment...        --           202         202         202
                                --------      -------    --------    --------
      Total comprehensive
       loss..................                                        $(15,006)
                                                                     ========
Balance, September 30, 1997..     (8,747)         166      (8,581)        --
    Paid-in capital..........     20,938          --       20,938         --
    Net loss.................    (27,639)         --      (27,639)   $(27,639)
    Translation adjustment...        --           323         323         323
                                --------      -------    --------    --------
      Total comprehensive
       loss..................                                        $(27,316)
                                                                     ========
Balance, September 30, 1998..    (15,448)         489     (14,959)
  Issuance of common stock in
   initial public offering,
   net of expenses...........    102,850          --      102,850         --
  Issuance of common stock in
   connection with strategic
   agreement.................     10,000          --       10,000         --
  Capitalization of note
   payable to Parent.........     73,000          --       73,000         --
  Deferred stock option
   compensation..............        --           --          --          --
  Amortization of deferred
   compensation..............      9,079          --        9,079         --
  Other deferred compensation
   adjustments...............        --           --          --          --
  Capital contribution for
   IPC's utilization of tax
   benefits..................      3,604          --        3,604         --
    Net loss.................    (59,467)         --      (59,467)   $(59,467)
    Translation adjustment...        --        (1,238)     (1,238)     (1,238)
                                --------      -------    --------    --------
      Total comprehensive
       loss..................                                        $(60,705)
                                                                     ========
Balance, September 30, 1999..   $123,618      $  (749)   $122,869
                                ========      =======    ========

--------
(1) The Consolidated and Combined Statements of Changes in Stockholders' Equity (Deficit) is continued from page 14.


           See Notes to Consolidated and Combined Financial Statements.

                                  IXNET, INC.

            NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

1. Background and Basis of Presentation:

   IXnet, Inc. ("IXnet" or the "Company") provides communications services tailored to the specialized needs of the worldwide financial services community. The Company established and operates an extranet, a global network connecting members of the financial services community as well as multiple offices within the same firm. The Company's services include globally available services including managed voice and data services, switched voice communications and content hosting and distribution of news, research, analytics and market data.

   The Company completed an initial public offering (the "Offering") of 6,500,000 shares of common stock at $15 per share on August 12, 1999. On August 30, 1999, the underwriters exercised their over-allotment option and purchased an additional 975,000 shares of common stock at $15 per share. In connection with the Offering, IXnet was incorporated in Delaware on May 4, 1999, as a wholly owned subsidiary of IPC Information Systems, Inc. ("IPC") with 2,000 shares of common stock, par value $0.01 per share, authorized, and 1,000 shares issued to IPC. Effective July 1, 1999 the Company amended its certificate of incorporation to increase its authorized shares to 100,000,000. On June 30, 1999, the Company declared a 43,100 for one stock split effective July 1, 1999, resulting in 43,100,000 shares issued and outstanding.

   On May 4, 1999, IPC contributed 100% of the outstanding common stock of International Exchange Networks, Ltd. ("IEXN") to the Company.

   IEXN was incorporated in Delaware on March 8, 1993, with 10,000 shares of common stock, par value $0.01 per share, authorized. On June 23, 1995, IPC acquired 2,280 shares of IEXN (80% of the outstanding common stock after the acquisition) and acquired the remaining 560 shares outstanding on April 30, 1998. On March 31, 1999, IPC contributed $73.0 million of IEXN's then outstanding note payable to IPC into IEXN's paid-in capital.

   MXNet Inc. ("MXNet") was incorporated in Delaware on May 24, 1996, as a wholly owned subsidiary of National Discount Brokers Group, Inc. with 3,000 shares of common stock, par value $0.01 per share, authorized. On February 13, 1998, IPC acquired the outstanding common stock of MXNet which was contributed to IEXN in May 1999.

   The financial statements present the consolidated financial position, results of operations, changes in stockholder's (deficit) equity and cash flows of IEXN and its subsidiaries combined with the financial position, results of operations, changes in stockholder's deficit and cash flows of MXNet as of and for the periods that they were under common control. Additionally, the financial statements present the issued and outstanding shares of IXnet as if they had been in place for all periods presented. The financial statements include certain corporate expenses (see Note 11) incurred by IPC that have been charged to the Company on a direct or allocated basis. Management believes these allocations are reasonable.

2. Summary of Significant Accounting Policies:

 Principles of Consolidation and Combination

   The consolidated financial statements as of and for the year ended September 30, 1999 include the accounts of IXnet and its consolidated subsidiaries. The financial statements as of September 30, 1998 combine the historical financial information of IEXN and its consolidated subsidiaries with the historical financial information of MXNet from the date of its acquisition. Intercompany balances and transactions within and between IEXN and MXNet have been eliminated. The financial statements for the year ended September 30, 1997, include the historical financial information of IEXN and its consolidated subsidiaries.

                                  IXNET, INC.

 Cash and Cash Equivalents

   The Company places cash with high-credit quality financial institutions. Temporary cash investments with original maturities of three months or less are considered cash equivalents. Temporary cash investments are stated at cost, which approximates fair value. These investments are not subject to significant market risk.

 Marketable Securities

   Marketable securities consist of investments in short term government grade commercial paper with maturities less than 1 year. Such securities are classified as available for sale and, accordingly, are carried at fair value, which approximates cost at September 30, 1999. The amortized cost of debt securities is adjusted for amortization of premium and accretion of discounts to maturity. Amortization of purchase premiums or accretion of discounts and realized gains and losses are included in interest income.

   On September 24, 1999, the Company entered into a strategic agreement including the licensing of certain software products to enhance the intelligence of the network. The purchase price included $10.0 million in cash to be paid in installments over six months beginning on October 30, 1999. Separately, the Company also entered into agreements to purchase indefeasible rights of use ("IRU's") over the next three years in an aggregate amount of $16.5 million. In accordance with an amendment to IPC's credit agreement revised in connection with the strategic agreement, these amounts are invested in marketable securities dedicated to satisfy these commitments.

 Accounts Receivable

   Accounts receivable relate to the billing of communication services and are net of allowance for doubtful accounts of $2.1 million and $0.6 million for the year ended September 30, 1999 and 1998, respectively.

 Revenue Recognition

   Revenues are billed and recognized monthly based on flat-rate monthly charges. Installation revenue is deferred and recognized ratably over the average contract term. Bandwidth and switched voice charges are billed and recognized monthly based on customer usage.

 Property and Equipment

   Property and equipment are stated at cost and depreciated or amortized on a straight-line basis over their estimated useful lives or related contract terms, beginning in the year the asset is placed into service. Direct costs related to the installation of network equipment are capitalized and depreciated over the life of the asset.

 Goodwill

   Goodwill represents the excess of the purchase price over the fair value of the identifiable net assets acquired in purchase acquisitions. Goodwill is amortized on a straight-line basis over the periods benefited. Goodwill includes the related amounts recorded in connection with IPC's acquisitions of IEXN and MXNet and IXnet's acquisition of Saturn. The Company assesses whether its goodwill is impaired as required by SFAS 121, "Accounting for the Impairment of Long Lived Assets and for Long Lived Assets to be Disposed of".

                                  IXNET, INC.

 Comprehensive Loss

   Effective October 1, 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income." This statement requires the Company to include within its financial statements information on comprehensive income, which is defined as all activity impacting equity from non-owner sources. Comprehensive loss includes the Company's net loss and foreign currency translation adjustments. The tax effect and reclassifications were not significant.

 Income Taxes

   The Company recognizes deferred income taxes for the tax consequences in future years of differences between the tax bases of assets and liabilities and the financial reporting amounts at each year end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount that is more likely than not to be realized. The provision for income taxes is the tax payable for the period and the change during the period in deferred tax assets and liabilities.

   The Company is included in the consolidated federal income tax return of IPC and computes its federal income tax provision on a separate return basis. Under the tax sharing arrangement with its parent, the Company is reimbursed for the benefit derived from inclusion of its tax losses in the consolidated federal income tax return. Any difference between the amount of the federal income tax provision or benefit determined on a separate return basis and the amount received under the tax sharing arrangement is treated as a contribution to paid-in capital.

 Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the amounts of revenues and expenses during the period reported. Actual results could differ from those estimates.

 Segment Information

   In 1999, the Company adopted Statement of Financial Accounting Standards
(SFAS) 131, "Disclosures about Segments of an Enterprise and Related Information". SFAS 131 supersedes SFAS 14, "Financial Reporting for Segments of a Business Enterprise", replacing the "industry" segment approach with the "management" approach. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. SFAS 131 also requires disclosures about products and services, geographic areas and major customers. The adoption of SFAS 131 did not effect the Company's results of operations or financial position.

 Foreign Currency Translation Adjustment

   The balance sheets and statements of operations of the Company's foreign operations are recorded using the local currency as the functional currency. Assets and liabilities of these foreign operations are translated at the year-end exchange rates and revenue and expense amounts are translated at the average rates of exchange prevailing during the periods reported. Translation adjustments arising from the use of differing exchange rates from period to period are included in the cumulative translation adjustment account in stockholders' equity (deficit).

                                  IXNET, INC.

 Earnings Per Share

   Basic loss per share is computed using the weighted average number of common shares outstanding during the year. Diluted loss per share is computed using the weighted average number of shares of common stock adjusted for the dilutive effect of common stock equivalent shares of common stock options. Common stock equivalent shares are calculated using the treasury stock method. All stock options outstanding have been excluded from the computation of diluted loss per share as their effect would be antidilutive. Accordingly, there is no difference between basic and diluted EPS.

3. Effects of Recently Issued Accounting Standards

   In June 1998, the Financial Accounting Standards Board issued SFAS 133, "Accounting for Derivatives and Hedging Activities," which establishes accounting and reporting standards for derivative instruments and hedging activities. The effective date of this standard was deferred to all fiscal quarters of fiscal years beginning after June 15, 2000 by SFAS 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133", which was issued on June 30, 1999. Management does not believe the adoption of this standard will have a material impact on the Company's operations.

   In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use." SOP 98-1 is effective for financial statements for fiscal years beginning after December 15, 1998. The Company does not anticipate the adoption of the standard to have a material effect on its financial position, results of operations or cash flows.

4. Acquisitions and Strategic Agreement:

 IEXN

   During June 1995, IPC acquired an 80% interest in IEXN for $5.5 million in cash. The acquisition was accounted for using the purchase method of accounting and resulted in $1.3 million of goodwill. Under the initial acquisition agreement, the Company is obligated to pay additional consideration to former shareholders using a formula based upon operating results and market capitalization through fiscal 2000. Based upon data as of September 30, 1999, the Company's obligation calculated under this agreement is not material. On April 30, 1998, IPC acquired the remaining 20% interest in IEXN held by two management shareholders in exchange for 457,140 shares of IPC common stock, valued at $4.8 million based upon the IPC closing share price on that date. The acquisition of the remaining interest was accounted for using the purchase method of accounting and resulted in $4.8 million of goodwill is being amortized over seven years from the date of the original acquisition.

 MXNet

   In February 1998, IPC acquired, by the issuance of a promissory note in the amount of $6.7 million, all of the issued and outstanding common stock of MXNet, a wholly owned subsidiary of National Discount Brokers Group, Inc. The promissory note plus accrued interest was paid on April 8, 1998. This acquisition was accounted for using the purchase method of accounting and resulted in $5.5 million of goodwill. MXNet goodwill is being amortized over
2.25 years from the date of acquisition.

                                  IXNET, INC.

   The following unaudited pro forma statement of operations data for the years ended September 30, 1998 and 1997, gives effect to the acquisition of MXNet as if it had occurred on October 1, 1997 and 1996, respectively (in thousands):

                                                               Year ended
                                                              September 30,
                                                            ------------------
                                                              1998      1997
                                                            --------  --------
      Revenue.............................................. $ 36,386  $ 18,663
      Loss before provision for income taxes............... $(28,669) $(18,804)

   Pro forma adjustments include: (i) financial results of MXNet for the year ended September 30, 1997; (ii) financial results of MXNet from October 1, 1997 to the date of acquisition; and (iii) amortization of goodwill over 2.25 years. The pro forma financial information presented above is not necessarily indicative of the operating results which would have been achieved had the acquisition occurred at October 1, 1996 or 1997, or of the results to be achieved thereafter.

Saturn Global Network Services Holdings Ltd.

   On December 18, 1998, the Company acquired all of the issued and outstanding common shares of Saturn Global Network Services Holdings Limited ("Saturn") from Marshalls 106 Limited ("Marshalls"). The purchase price included the payment of cash in the amount of $35.7 million (paid by the Company through borrowings from IPC) and the issuance by the Company of a promissory note, guaranteed by IPC, in the amount of $7.5 million bearing interest at the UK Sterling Base Rate, as defined, plus three percent and payable over three years (the "Marshalls Note"). In addition, the Company assumed indebtedness of Saturn due to Marshalls in the amount of $5.0 million payable over 24 months with interest at 9.25% (the "Saturn Note"). Under this agreement, the Marshalls note is subject to a working capital adjustment and right of offset. The working capital adjustment was settled in June 1999 resulting in a reduction of our obligation by approximately $2.0 million. These notes, including interest, is payable in the amounts of $4.7 million, $3.2 million and $2.4 million in 2000, 2001 and 2002, respectively.

   Saturn, a UK holding company, owns telecommunication network operating subsidiaries in the United Kingdom, USA, Hong Kong, Australia, Japan and Singapore. It has an established business of selling managed premium grade voice and data communication services to the financial community. The acquisition was accounted for using the purchase method of accounting and resulted in $49.2 million of goodwill. Saturn goodwill is being amortized over 10 years from the date of the original acquisition.

   The following unaudited pro forma statement of operations data for the years ended September 30, 1999 and 1998 gives effect to the Saturn acquisition as if it had occurred on October 1, 1998 and 1997, respectively (in thousands):

                                                               Year ended
                                                              September 30,
                                                            ------------------
                                                              1999      1998
                                                            --------  --------
      Revenue.............................................. $ 78,414  $ 61,171
      Loss before provision for income taxes............... $(60,686) $(37,834)

   Pro forma adjustments include: (i) amortization of goodwill over 10 years;
(ii) interest expense on the Saturn Note and the Marshalls Note; and (iii) interest expense on borrowings from IPC at a US bank prime rate plus two percent. The pro forma financial information presented above is not necessarily indicative of the operating results which would have been achieved had the acquisition occurred at October 1, 1998 or 1997, or of the results to be achieved thereafter.

                                  IXNET, INC.

 Strategic Agreement

   On September 24, 1999, IXnet entered into a $20 million strategic agreement, including the licensing of certain software products to enhance the intelligence of the network, for a purchase price consisting of $10.0 million in cash, payable within the next twelve months, and 500,000 shares of restricted IXnet common stock valued at an average closing price prior to the agreement date. The strategic agreement is intended to create a unique network infrastructure with embedded intelligence, delivering financial enterprise integration, subject-based addressing, trading turret integration and application management capabilities.

5. IPC Merger and Special Charge:

   On April 30, 1998, Arizona Acquisition Corp. was merged into IPC (the "Merger"). In connection with the Merger, IPC issued $247.4 million aggregate principal amount at maturity of 10 7/8% Senior Discount Notes due 2008 (the "Notes"). The Notes were issued under an indenture between IPC, as issuer, and United States Trust Company of New York, as trustee.

   The indenture contains various covenants and conditions which impose limitations on IPC and its subsidiaries (including IXnet), including, (i) indebtedness, (ii) restricted payments, (iii) dividends, (iv) issuance and sale of capital stock of subsidiaries, (v) issuance of guarantees by subsidiaries,
(vi) certain transactions with shareholders and affiliates, (vii) liens, (viii) sale-leaseback transactions, (ix) asset sales, and (x) maintaining various financial ratios.

   In connection with the Merger, IEXN incurred a special charge for bonuses and the cancellation of IPC stock options of $1.4 million.

6. Property and Equipment:

   Property and equipment is comprised of the following (in thousands):

                                                                September 30,
                                                               ----------------
                                                  Useful Lives   1999    1998
                                                  ------------ -------- -------
   Network equipment............................. 2 to 5 years $ 39,700 $15,907
   Network equipment under capital leases........      5 years   28,637  20,717
   Indefeasible rights of use....................     IRU term    6,571   4,448
   Network software..............................      3 years   21,485     --
   Office equipment and furniture................      5 years    6,227   3,871
   Leasehold improvements........................   Lease term    2,524   2,127
                                                               -------- -------
     Total depreciable property and equipment....               105,144  47,070
     Less accumulated depreciation and
      amortization...............................                24,974  10,719
                                                               -------- -------
                                                               $ 80,170 $36,351
                                                               ======== =======

   Included in accumulated depreciation and amortization at September 30, 1999 and 1998, was $10.8 million and $5.8 million, respectively, representing accumulated depreciation of network equipment under capital leases.

                                  IXNET, INC.

7. Benefit Plans:

 Pension Plans

   The Company participates in IPC's defined contribution plan covering all eligible US employees. According to plan provisions, IPC contributions are discretionary and are subject to approval by IPC's board of directors. Eligible employees may contribute 15% of their compensation up to $10,000 annually. The Company contributed $184,519, $103,000 and $48,000 to the plan on behalf of the Company's employees for the years ended September 30, 1999, 1998 and 1997.

 IPC's Stock Option and Incentive Plans

   Under IPC's 1994 Stock Option and Incentive Plan, 1998 Stock Option Plan, and 1999 Incentive Stock Option Plan certain employees of the Company received grants of stock options.

   A summary of IPC's stock option plan and changes related to employees of the Company as of September 30, 1999, 1998, and 1997, and for the years then ended is presented below.

                                                                        Weighted
                                                                        Average
                                                               Option   Exercise
                                                               Shares    Price
                                                              --------  --------
Outstanding at September 30, 1996............................  231,000   $ 7.93
  Options granted............................................  186,000   $ 7.25
  Options forfeited..........................................  (53,334)  $ 7.53
  Options exercised..........................................  (26,666)  $ 6.83
                                                              --------   ------
Outstanding at September 30, 1997............................  337,000   $ 7.71
  Options forfeited..........................................   (4,002)  $ 7.63
  Options exercised..........................................   (4,998)  $ 8.00
  Options exercised and retired at merger.................... (328,000)  $ 7.70
  Options granted (1998 Option Plan).........................  401,734   $10.50
                                                              --------   ------
Outstanding at September 30, 1998............................  401,734   $10.50
  Options forfeited..........................................  (22,868)  $10.50
  Options exercised.......................................... (160,300)  $10.50
  Options granted............................................  195,146   $10.50
                                                              --------   ------
Outstanding at September 30, 1999............................  413,712   $10.50
                                                              ========   ======

   There were 413,712, 0, and 53,445 options exercisable at September 30, 1999, 1998 and 1997, respectively. The weighted average fair value per share of options granted was $10.50, $4.10, $3.31 for the years ended September 30, 1999, 1998 and 1997, respectively. The weighted average contractual life of stock options outstanding at September 30, 1999 was 9.1 years.

   In connection with the Merger, IPC terminated the 1994 Option Plan and replaced it with the 1998 Option Plan. Under the 1998 Option Plan, employees generally vest in stock options over a five-year period, subject to certain accelerated vesting provisions based on IPC common stock achieving specified fair market levels for specified periods. Such fair market levels have been met and accordingly, all options are vested and exercisable.

                                  IXNET, INC.

 IXnet 1999 Stock Option Plan

   During May 1999, IXnet's Board of Directors and IPC approved the 1999 Stock Option Plan, authorizing the grant of options to purchase up to 7,053,409 shares of the Company's common stock. At that time, options to purchase 6,530,184 shares were granted to employees, directors and others at an exercise price of $13.96 per share. Except for 1,763,352 options granted to the Chief Executive Officer which vested immediately, such options vest over four years. Options become exercisable, to the extent then vested, 30 months from the date of grant.

   In connection with the issuance of stock options under the Plan, the Company recorded deferred compensation in the aggregate amount of approximately $26.4 million based upon the deemed fair market value for accounting purposes of IXnet's common stock at the date of grant. For the year ended September 30, 1999, $9.1 million of the deferred compensation was included as expense. The remaining balance will be amortized over the remaining vesting period of the options. In addition, certain of these options are treated as variable options for accounting purposes and may result in additional deferred compensation expense in future periods.

   A summary of IXnet's stock option plan from the initial issuance to September 30, 1999 is as follows:

                                                      Option    Weighted Average
                                                      Shares     Exercise Price
                                                     ---------  ----------------
      Beginning Balance............................. 6,530,184       $13.96
      Options granted...............................   489,764       $16.04
      Options forfeited.............................  (193,919)      $13.98
                                                     ---------       ------
      Outstanding at September 30, 1999............. 6,826,029       $14.11
                                                     =========       ======

 Stock-Based Compensation

   IXnet applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for its stock based compensation plans. Accordingly, no compensation expense has been recognized for the 1994 or 1998 IPC Option Plan. The Company has adopted the disclosure-only provisions of SFAS 123, "Accounting for Stock-Based Compensation". In connection with the IPC Merger, the Company recognized compensation expense in the amount of $875,000 in the year ended September 30, 1998, representing payments to IXnet option holders upon cancellation of their IPC stock options. Had compensation expense for employees of the Company receiving stock options under IXnet's 1999 Stock Option Plan, IPC's 1998 Stock Option Plan and IPC's 1994 Option Plan been determined based on the fair value at the grant date for awards under these plans in the years ended September 30, 1999, 1998, and 1997 respectively, consistent with the provisions of SFAS 123, the Company's net loss would have been increased to the pro forma amounts indicated below (in thousands):

                                                  Year ended September 30,
                                                 ----------------------------
                                                   1999      1998      1997
                                                 --------  --------  --------
     Net loss--as reported...................... $(59,467) $(27,639) $(15,208)
     Net loss--pro forma........................ $(63,076) $(28,114) $(15,859)
     Basic and diluted loss per share--as
      reported.................................. $  (1.35) $  (0.64) $  (0.35)
     Basic and diluted loss per share--pro
      forma..................................... $  (1.43) $  (0.65) $  (0.37)

   The fair value of each option grant is estimated on the date of the grant using the Black-Scholes Option-Pricing Model with the following weighted average assumptions used for grants for the years ended

                                  IXNET, INC.

September 30, 1999, 1998 and 1997, respectively: zero dividend yield and expected volatility of 0.3%, 0.5% and 0.5%; weighted average risk-free interest rate of 6.0%, 5.61% and 6.01%; and expected lives of 4, 3 and 4 years.

8. Supplemental Financial Data:

   Prepaids and other current assets include the following (in thousands):

                                                                  September 30,
                                                                  -------------
                                                                   1999   1998
                                                                  ------ ------
      Value added tax recoverable................................ $3,349 $1,211
      Prepaid telecommunication transport lines and circuits.....    --     376
      Deposits...................................................    --     750
      Other receivables..........................................    590    --
      Other......................................................  1,566    370
                                                                  ------ ------
                                                                  $5,505 $2,707
                                                                  ====== ======

   Accounts payable include the following (in thousands):

                                                                  September 30,
                                                                  --------------
                                                                   1999    1998
                                                                  ------- ------
      Installment purchase of IRU................................ $   --  $3,600
      Trade accounts payable.....................................  10,198  3,428
                                                                  ------- ------
                                                                  $10,198 $7,028
                                                                  ======= ======

   Accrued liabilities include the following (in thousands):

                                                                  September 30,
                                                                  --------------
                                                                   1999    1998
                                                                  ------- ------
      Carrier costs.............................................. $12,351 $3,815
      Compensation and benefits..................................   3,463  2,206
      Deferred revenue...........................................   2,695    615
      Other......................................................   3,936  2,371
                                                                  ------- ------
                                                                  $22,445 $9,007
                                                                  ======= ======

9. IPC's Revolving Credit Facility:

   On June 21, 1999, IPC amended and restated its $55.0 million Revolving Credit Facility to provide for a Working Capital Facility of $45.0 million and a $20.0 million Term Loan. In addition, certain terms relating to eligibility of receivables used in determining the amount available under the Working Capital Facility were changed to increase the availability. The amendment and restatement also provided for a pledge by IPC Communications of IPC common stock and a pledge by IPC of IXnet common stock and certain additional financial covenants including a leverage ratio and fixed charge ratio. All of the Company's real and personal property will continue to be pledged as collateral and the Company and its subsidiaries will continue to be guarantors under IPC's revolving credit agreement. The $20.0 million Term Loan is repayable in quarterly installments of $1.3 million, commencing September 30, 1999 and bears interest at LIBOR plus 2.75% or at the Base Rate plus 1.75% at IPC's option. IPC's credit agreement, which provides for both the Working Capital Facility and the Term Loan, matures on April 30, 2003.

                                  IXNET, INC.

10. Commitments and Contingencies:

 Leases

   The Company has entered into various operating leases for real estate, equipment, and telecommunication transport lines and circuits and has entered into capital lease agreements for certain network equipment.

   Future minimum lease payments required under noncancellable capital and operating leases at September 30, 1999 are as follows (in thousands):

                                                             Capital Operating
      Fiscal                                                 Leases   Leases
      ------                                                 ------- ---------
      2000.................................................. $ 7,608 $ 24,154
      2001..................................................   7,322    5,438
      2002..................................................   5,184    4,268
      2003..................................................   3,414    3,853
      2004..................................................   1,525    3,813
      Thereafter............................................     --     2,142
                                                             -------  -------
      Total................................................. $25,053  $43,668
                                                                      =======
      Less, amounts representing interest...................   4,005
                                                             -------
      Net present value of minimum lease payments under
       capital leases....................................... $21,048
                                                             =======

   Expenses under operating leases were $17.1 million, $13.3 million, and $8.3 million for the years ended September 30, 1999, 1998, and 1997 respectively.

 Indefeasible Rights of Use

   The Company may enter into IRU agreements for participation in international cable systems. Commitments under these agreements are payable as follows (in thousands):

         Fiscal
         ------
         2000........................................... $10,435
         2001...........................................   5,202
         2002...........................................     863
                                                         -------
                                                         $16,500
                                                         =======

 Intercompany Agreement

   As of July 1, 1999, the Company, IPC and IEXN entered into an intercompany agreement which provides, among other matters, for IPC to furnish up to $50.0 million of credit, including the provision of letters of credit, guarantees and other forms of credit enhancements limited to $6.25 million per quarter, commencing July 1, 1999 and continuing through the quarter ending June 30, 2001. Outstanding notes payable on July 1, 1999 and additional amounts borrowed under the agreement bear interest at the Base Rate, as defined, plus 2%. Any and all amounts advanced by IPC which are outstanding on June 30, 2001 shall be immediately due and payable.

                                  IXNET, INC.

   The amount due IPC at September 30, 1999 and 1998, respectively, was $52.1 million and $43.6 million. For the quarter ended September 30, 1999, the $6.25 million limitation had been exceeded representing a delay in reimbursement of a fourth quarter funding by IPC, the transfer of a UK VAT receivable from IPC to the Company and interest expense on the outstanding amounts. The amounts were subsequently reimbursed and the balances are now consistent with the intercompany agreement.

 Employment Agreements

   The Company has executed employment contracts with certain senior executives for future services that vary in length up to 5 years, for which the Company has a minimum commitment aggregating $8.6 million at September 30, 1999.

11. Transactions with IPC:

   IPC provided certain corporate functions on behalf of IXnet (relating to accounting, executive management, legal, administrative, human resources, information systems, insurance and other corporate functions). These expenses have been allocated to IXnet based on its direct and indirect utilization of specific services. Indirect expenses were allocated based on IXnet's headcount in proportion to combined IXnet and IPC headcount. Included in general and administrative expenses were corporate allocations of $1.8 million, $1.5 million, and $0.9 million for the years ended September 30, 1999, 1998 and 1997, respectively. Management believes these allocations are reasonable. Amounts due IPC for these expenses are included in note payable to parent.

   The note payable to parent includes net cash advances, payments of third-party liabilities on behalf of IXnet and amounts due for direct and indirect services performed by IPC, offset in part by tax benefits related to IXnet which were utilized by IPC in its consolidated tax return. Interest expense in the amounts of $5.1 million, $2.2 million, and $1.1 million for the years ended September 30, 1999, 1998 and 1997, respectively, was charged based on a U.S. bank prime rate plus two percent on the average net amount outstanding each month. In addition, the Company uses IPC technicians to install certain network equipment. Costs incurred for these technicians for the years ended September 30, 1999, 1998 and 1997 were $1.9 million, $325,000 and $250,000, respectively.

   IXnet provides domestic and international long distance telecommunications services to IPC as well as private line services between IPC's domestic locations. Amounts charged to IPC were $155,000, $170,000 and $165,000 for the years ended September 30, 1999, 1998 and 1997, respectively.

12. Income Taxes:

   Pre tax earnings consisted of the following (in thousands):

                                                    Year ended September 30,
                                                   ----------------------------
                                                     1999      1998      1997
                                                   --------  --------  --------
      United States............................... $(55,768) $(28,218) $(15,425)
      Foreign.....................................   (2,406)    1,052       446
                                                   --------  --------  --------
      Total pretax earnings....................... $(58,174) $(27,166) $(14,979)
                                                   ========  ========  ========

                                  IXNET, INC.

   The provision for income taxes consisted of the following (in thousands):

                                                                  Year ended
                                                                September 30,
                                                              ------------------
                                                               1999  1998  1997
                                                              ------ ----- -----
      Current:
        Federal.............................................. $  --  $ --  $ --
        State and local......................................    --    --    --
        Foreign..............................................  1,149   358   --
                                                              ------ ----- -----
                                                              $1,149 $ 358 $ --
                                                              ====== ===== =====
      Deferred:
        Federal.............................................. $  --  $ --  $ --
        State and local......................................    --    --    --
        Foreign..............................................    144   115   229
                                                              ------ ----- -----
                                                                 144   115   229
                                                              ------ ----- -----
      Income tax provision................................... $1,293 $ 473 $ 229
                                                              ====== ===== =====

   The components of net deferred tax liabilities are as follows (in thousands):

                                                    September 30,
                         ------------------------------------------------------------------------
                                       1999                                 1998
                         -----------------------------------  -----------------------------------
                         Federal    State   Foreign  Total    Federal    State   Foreign  Total
                         --------  -------  ------- --------  --------  -------  ------- --------
Deferred tax assets:
 Amortization of
  intangibles........... $  3,343  $   544   $ --   $  3,887  $    481  $    80   $ --   $    561
 Accounts receivable....      --       --      --        --        217       36     --        253
 Accrued expenses.......      398       65     --        463       477       80     --        557
 Net operating loss.....   33,300    5,421     --     38,721    17,512    2,927     --     20,439
                         --------  -------   -----  --------  --------  -------   -----  --------
   Total deferred tax
    assets..............   37,041    6,030     --     43,071    18,687    3,123     --     21,810
Deferred tax
 liabilities:
 Excess tax over book
  depreciation..........    1,701      367     550     2,618     1,402      234     406     2,042
                         --------  -------   -----  --------  --------  -------   -----  --------
 Net deferred tax
  (liability) asset.....   35,340    5,663    (550)   40,453    17,285    2,889    (406)   19,768
   Less valuation
    allowance...........  (35,340)  (5,663)    --    (41,003)  (17,285)  (2,889)    --    (20,174)
                         --------  -------   -----  --------  --------  -------   -----  --------
   Net deferred tax
    liability........... $    --   $   --    $(550) $   (550) $    --   $   --    $(406) $  (406)
                         ========  =======   =====  ========  ========  =======   =====  ========

   The Company is included in the IPC consolidated federal income tax return and the benefits of their net operating losses have been realized on such return. Amounts received from IPC related to these benefits have been recorded as capital contributions. Future income tax benefits from operating losses and temporary timing differences will be recognized to the extent they would be realized on a separate return basis.

   The following table summarizes the significant differences between the U.S. federal statutory income tax rate and the Company's effective tax rate for financial statement purposes.

                                                Year ended September 30,
                                               ------------------------------
                                                 1999       1998       1997
                                               --------   --------   --------
     U.S. federal statutory income tax rate..     (35.0)%    (35.0)%    (35.0)%
     State and local taxes, net of federal
      income tax effect......................      (5.9)      (5.9)      (5.9)
     Change in valuation allowance...........      35.8       41.2       41.3
     Other...................................       2.9        1.4        1.1
                                               --------   --------   --------
                                                    2.2%       1.7%       1.5%
                                               ========   ========   ========

                                  IXNET, INC.

13. Disclosures about Segments of an Enterprise and Related Information

   The Company is focused on providing a seamless global network providing a variety of voice, data, and content distribution services which has been specifically designed to meet the specialized requirements of the financial services industry. All of our revenue is derived from our global network. All operating expenses and assets of the Company are combined and reviewed by the chief operating decision makers on an enterprise wide-basis, resulting in no additional discrete financial information or reportable segment information.

   Our network connects customers in 37 countries around the world and we have major offices in New York, London and Sydney from which we coordinate our sales and marketing, finance and administrative functions in North America, Europe and the Asia Pacific countries. We refer to these areas as regions. All of our products and services are similar in each of the regions. We specifically address the needs of the financial services industry and therefore the types and class of customers for all products and services in each of the regions are similar. The methods of providing services on our global network are similar.

   Enterprise wide information is provided in accordance with SFAS 131 "Disclosures about Segments of an Enterprise and Related Information" Geographic sales information is based on the currency in which the customer is billed. Long-lived asset information is based on the physical location of the assets. The following is revenue and long-lived asset information for geographic areas (in thousands):

                                            Year ended September 30,
                                ------------------------------------------------
                                      1999            1998            1997
                                ---------------- --------------- ---------------
                                Revenue  Assets  Revenue Assets  Revenue Assets
                                ------- -------- ------- ------- ------- -------
  North America................ $38,764 $ 78,958 $21,892 $40,404  $7,757 $15,298
  Europe.......................  22,131   10,693  12,596   6,122   9,712   4,245
  Asia/Pacific.................  12,720   47,246   1,365     --      369     --
                                ------- -------- ------- ------- ------- -------
                                $73,615 $136,897 $35,853 $46,526 $17,838 $19,543
                                ======= ======== ======= ======= ======= =======

   For the year ended September 30, 1999, revenue from the United States, United Kingdom, and Australia represented 51.6%, 27.7%, and 10.7% of total revenue, respectively. For the years ended September 30, 1998 and 1997, revenue was generated primarily from the United States and the United Kingdom.

   Long-lived assets primarily located within the United States, represent 31.8%, 67.0%, and 55.3% of total assets, as of September 30, 1999.

   For the year ended September 30, 1999, two customers accounted for 14.0% and 10.0% of total revenue. For the year ended September 30, 1998, two customers accounted for 23% and 14% of total revenue For the year ended September 30, 1997, one customer accounted for 45% of the total revenue.

                            IPC COMMUNICATIONS, INC.
                          CONSOLIDATED BALANCE SHEETS
                                  (Unaudited)
               (In thousands, except share and per share amounts)

                                                                                  March 31,   September 30,
                                                                                  ----------  --------------
                                                                                     2000         1999
                                                                                  ----------  --------------
                       ASSETS
Current assets:
 Cash and cash equivalents....................................................    $  31,621       $  43,946
 Marketable securities........................................................            -          28,357
 Marketable securities, restricted............................................        3,000          20,435
 Trade receivables............................................................       83,600          80,309
 Inventories..................................................................       39,022          31,903
 Prepaids and other current assets............................................       25,308          24,807
                                                                                  ---------       ---------
     Total current assets.....................................................      182,551         229,757

Property, plant and equipment, net............................................      117,382          98,682
Long term marketable securities, restricted...................................            -           6,065
Debt issuance costs, net......................................................       10,264          10,675
Goodwill and intangible assets, net...........................................       88,097          66,203
Other assets..................................................................        1,725           1,827
                                                                                  ---------       ---------
     Total assets.............................................................    $ 400,019       $ 413,209
                                                                                  =========       =========

               LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
 Accounts payable.............................................................    $  40,625       $  23,485
 Accrued liabilities..........................................................       48,320          46,343
 Customer advances and deferred revenue.......................................       41,368          30,432
 Current portion of notes payable.............................................       50,316          34,425
 Current portion of capital leases............................................        7,205           6,265
                                                                                  ---------       ---------
     Total current liabilities................................................      187,834         140,950

Senior unsecured notes........................................................      220,647         209,230
Notes payable, less current portion...........................................        5,503          18,354
Lease obligations, less current portion.......................................       18,648          15,651
Other liabilities.............................................................        3,558           3,575
                                                                                  ---------       ---------
     Total liabilities........................................................      436,190         387,760
                                                                                  ---------       ---------

Minority interest.............................................................       14,627          25,828

Commitments and contingencies

Stockholders' deficit:
 Common stock - $0.01 par value, authorized 25,000,000 shares;
    8,838,855 shares issued and outstanding at March 31, 2000; 8,577,480
    shares issued and outstanding at September 30, 1999.......................           88              86
 Paid-in capital..............................................................      115,900         104,913
 Accumulated deficit..........................................................     (165,580)       (105,594)
 Accumulated other comprehensive income.......................................       (1,206)            216
                                                                                  ---------       ---------
     Total stockholders' deficit..............................................      (50,798)           (379)
                                                                                  ---------       ---------
     Total liabilities and stockholders' deficit..............................    $ 400,019       $ 413,209
                                                                                  =========       =========


                See Notes to Consolidated Financial Statements.

                            IPC COMMUNICATIONS, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (Unaudited)
                    (In thousands, except per share amounts)




                                                                  Three months ended               Six months ended
                                                                       March 31                        March 31
                                                                --------------------------    -------------------------
                                                                  2000         1999             2000         1999
                                                                -------      --------         -------      --------

Revenue:
   Product sales and installation..........................    $ 35,013      $ 38,803         $ 73,766     $ 73,159
   Service.................................................      52,727        42,130           97,454       75,524
                                                               --------      --------         --------     --------
                                                                 87,740        80,933          171,220      148,683
                                                               --------      --------         --------     --------
Cost of revenue (exclusive of depreciation and amortization
   shown separately below)
   Product sales and installation..........................      20,335        22,409           44,103       41,192
   Service.................................................      45,968        31,807           83,928       56,821
                                                               --------      --------         --------     --------
                                                                 66,303        54,216          128,031       98,013
                                                               --------      --------         --------     --------
        Gross profit.......................................      21,437        26,717           43,189       50,670

Research and development expenses..........................       3,201         2,193            6,113        4,594
Selling, general and administrative expenses...............      22,777        12,749           41,689       25,343
Depreciation and amortization..............................      12,632         7,613           23,415       13,274
Stock compensation charge..................................       1,236             -            2,599            -
Merger related costs.......................................      23,288             -           23,288            -
                                                               --------      --------         --------     --------
         (Loss) income from operations.....................     (41,697)        4,162          (53,915)       7,459

Interest expense, net......................................      (7,447)       (6,953)         (14,240)     (13,144)
Other (expense) income, net................................        (768)          (22)            (572)          54
                                                               --------      --------         --------     --------
          Loss before provision for income taxes
            and minority interest..........................     (49,912)       (2,813)         (68,727)      (5,631)
Provision for income taxes.................................       1,219           478            2,460        1,319
                                                               --------      --------         --------     --------
         Loss before minority interest.....................     (51,131)       (3,291)         (71,187)      (6,950)
Minority interest..........................................       7,634             -           11,201            -
                                                               --------      --------         --------     --------
         Net loss..........................................    $(43,497)     $ (3,291)        $(59,986)    $ (6,950)
                                                               ========      ========         ========     ========
Basic and diluted loss per share...........................    $  (4.97)     $  (0.41)        $  (6.91)    $  (0.86)
                                                               ========      ========         ========     ========
Basic and diluted weighted average number of shares
     outstanding...........................................       8,748         8,076            8,681        8,076
                                                               ========      ========         ========     ========



                 See Notes to Consolidated Financial Statements

                           IPC COMMUNICATIONS, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (Unaudited)
                                 (In thousands)

                                                    Six months ended
                                                        March 31,
                                                   -------------------
                                                     2000        1999
                                                   ---------   -------

Cash flows from operating activities:
Net loss......................................... $ (59,986) $  (6,950)
Adjustments to reconcile net loss to net cash
     (used in) provided by (used in)
     operating activities
   Stock compensation charge.....................     2,599          -
   Minority interest.............................   (11,201)         -
   Depreciation and amortization.................    23,415     13,349
   Other interest amortization...................    12,241     11,217
   Bad debt and sales credit provision...........     1,632        672
Changes in operating assets and liabilities:
   Trade receivables.............................    (4,409)    11,267
   Inventories...................................    (7,119)    (2,194)
   Prepaids and other current assets.............       (49)    (2,010)
   Other assets..................................    (1,654)       239
   Accounts payable..............................    16,153     (1,094)
   Accrued liabilities and other liabilities.....     2,122        938
   Customer advances and deferred revenue........    10,936     (4,783)
                                                   ---------   -------
     Net cash (used in) provided by operating
       activities................................   (15,320)    20,651
                                                   ---------   -------
Cash flows from investing activities:
   Capital expenditures..........................   (27,666)    (9,410)
   Net change in marketable securities...........    52,453          -
   Acquisitions, net of cash acquired............   (23,863)   (40,418)
                                                   ---------   -------
     Net cash provided by (used in) investing
       activities................................       924    (49,828)
                                                   ---------   -------
Cash flows from financing activities:
   Proceeds from revolving credit borrowings.....    15,150     22,082
   Repayments of revolving credit borrowings.....         -     (5,276)
   Principal payments on capital leases..........    (3,269)    (2,376)
   Principal payments on notes payable...........   (12,303)      (555)
   Debt issuance costs...........................      (413)      (384)
   Proceeds from the exercise of stock options...     4,328          -
   Other.........................................         -        (42)
                                                   ---------   -------
     Net cash provided by financing activities...     3,493     13,449
                                                   ---------   -------
Effect of exchange rate changes on cash..........    (1,422)      (317)
                                                   ---------   -------
Net decrease in cash.............................   (12,325)   (16,045)
Cash and cash equivalents, beginning of period...    43,946     28,084
                                                   ---------   -------
Cash and cash equivalents, end of period......... $  31,621    $12,039
                                                   =========   =======

Non-cash investing and financing activities:
  the period

Capital lease obligations entered
  into during the period......................... $   7,207    $ 5,318

Deferred compensation in
  connection with grants of stock options........     2,599          -


                See Notes to Consolidated Financial Statements

1.  Background and basis for presentation

   IPC Communications, Inc. ("IPC" or the "Company") is the world's leading supplier of voice trading systems to the financial services community with a sophisticated suite of globally integrated voice and data telecommunications products. IPC focuses on serving the financial trading environment by designing, manufacturing, installing, and servicing products that allow traders around the world to communicate with each other instantly and reliably. In addition, through its subsidiary, IXnet, Inc. ("IXnet"), the Company provides a high performance intelligent global extranet (the "IXnet Extranet") designed exclusively for the financial community. Through a single connection, IXnet delivers end-to-end managed data and voice communications solutions to the financial services community around the world. The Company's primary customers include securities and investment banking firms, merchant and commercial banks, interdealer brokers, foreign exchange and commodity brokers and dealers, securities and commodity exchanges, mutual and hedge fund companies, asset managers and insurance companies. The Company uses an integrated approach to marketing its products and services, leveraging its established customer base throughout the financial sector.

   IPC became the holding company for IPC Information Systems, Inc. ("IPC Information Systems") effective May 21, 1999 through a merger. Following the merger, IPC represented the same consolidated financial position as IPC Information Systems prior to the merger. Accordingly, the consolidated financial statements included in this Form 10-Q reflect the operations of IPC Information Systems and its subsidiaries through May 20, 1999 and of IPC thereafter.

     On February 22, 2000, the Company, IPC Information Systems and IXnet entered into a merger agreement with Global Crossing, Ltd. (the "Merger"). The Merger was approved by a majority of the Company's and IXnet's stockholders. Under the terms of the Merger agreement, at the closing, Company stockholders will be entitled to receive 5.417 shares of Global Crossing common stock for each share of Company common stock and IXnet stockholders will be entitled to receive 1.184 shares of Global Crossing common stock for each share of IXnet common stock. The Merger is expected to close by the end of the Company's third fiscal quarter. For the three and six months ended March 31, 2000, the Company recorded costs of $23.3 million related to the Merger. These costs primarily included investment banker fees, legal fees, other professional fees, and other direct costs.

     In the opinion of management, the accompanying unaudited financial statements include all necessary adjustments (consisting of normal recurring accruals and appropriate intercompany elimination adjustments) for a fair presentation of the financial position of IPC as of March 31, 2000, and the results of its operations for the three and six months ended March 31, 2000 and 1999 and cash flows for the six months ended March 31, 2000 and 1999, in conformity with generally accepted accounting principles, commonly referred to as "GAAP", for interim financial information applied on a consistent basis. The results of operations for the three and six months ended March 31, 2000 are not necessarily indicative of the results to be expected for the full year. Certain information and note disclosures normally included in financial statements prepared in accordance with GAAP have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission. These financial statements should be read in conjunction with IPC's Annual Report on Form 10-K for the fiscal year ended September 30, 1999.

2. Summary of Significant Accounting Policies

Trade Receivables

Trade accounts receivable relate to Trading Systems and ITS sales and installations which are progress billed until the installation is complete. Turret sales to distributors are billed after the product is shipped and service contract invoices are billed in advance. Trade receivables are recorded net of allowance for doubtful accounts of $4.6 million and $2.3 million for the period ended March 31, 2000 and 1999, respectively.

Reclassifications

Certain reclassifications have been made to the 1999 financial statements in order to conform to the current period's presentation.

Earnings Per Share:

Basic loss per share is computed using the weighted average number of common shares outstanding during the year. Diluted loss per share is computed using the weighted average number of shares of common stock adjusted for the dilutive effect of common stock equivalent shares of common stock options. Common stock equivalent shares are calculated using the treasury stock method. All stock options outstanding have been excluded from the computation of diluted loss per share as their effect would be antidilutive. Accordingly, there is no difference between basic and diluted EPS.


3.  Comprehensive loss

   Effective October 1, 1998, IPC adopted SFAS No. 130, "Reporting Comprehensive Income". This statement requires the Company to include within its financial statements information on comprehensive income/loss, which is defined as all activity impacting equity from non-owner sources. Comprehensive income/loss includes IPC's net income/loss and foreign currency translation adjustments.

   IPC's total comprehensive loss for the six months ended March 31, 2000 and 1999 was as follows (in thousands):


                                               Six Months Ended
                                                    March 31,
                                        ----------------------------------
                                          2000                       1999
                                        --------                   -------
   Net loss                             $(59,986)                  $(6,950)
   Translation adjustment                 (1,422)                   (1,045)
                                        --------                   -------
   Total comprehensive loss             $(61,408)                  $(7,995)
                                        ========                   =======

4.  Acquisitions and Strategic Agreement:

Systems Programming & Network Computing, Inc. ("SPNC")

On January 25, 2000, IXnet acquired all of the issued and outstanding common shares of SPNC which is a leader in providing and integrating sophisticated multi-system, multi-platform applications for the financial services community. The purchase price was approximately $1.5 million and consisted of $300,000 in cash, a $100,000 promissory note issued by the Company and 6,080 shares of IXnet common stock. The acquisition was accounted for using the purchase method of accounting and resulted in $111,000 of goodwill, which will be amortized over a 5 year period from the date of the acquisition.

Business Networks of New York, Inc. ("BNNY")

Effective January 1, 2000, IXnet acquired all of the issued and outstanding common shares of BNNY which is a leader in providing voice and data services to the financial community, primarily in the New York Metropolitan Area. The $26.5 million purchase price consisted of $24.5 million in cash and 45,707 shares of IXnet common stock. The acquisition was accounted for using the purchase method of accounting and resulted in $27.3 million of goodwill, which will be amortized over a 10 year period from the date of the acquisition.

Strategic Agreement

  On September 24, 1999, IXnet entered into a strategic agreement (the "Strategic Agreement"), including the licensing of certain software products to enhance the intelligence of its network for a purchase price of $20.0 million consisting of $10.0 million in cash financed from the proceeds from IXnet's IPO and 500,000 shares of IXnet restricted common stock valued at an average closing price prior to the agreement date. The Strategic Agreement is designed to enhance IXnet's network capabilities with embedded intelligence, delivering financial enterprise integration, subject-based addressing trading turret integration and application management.

V-Band Corporation ("V-Band")

  On June 21, 1999, the Company acquired V-Band for approximately $1.5 million in cash. The purchase was financed through a combination of cash from operations and borrowings under the Revolving Credit Facility.

Reuters Voice Systems ("RVS")

  On December 31, 1998, the Company purchased the assets of RVS, a business unit of Reuters Group PLC, for approximately $5.7 million in cash. The purchase was financed through a combination of cash from operations and borrowings under the Revolving Credit Facility.

Saturn Global Network Service Holdings Ltd. ("Saturn")

  On December 18, 1998, International Exchange Networks, Ltd. ("IENL") acquired all of the issued and outstanding common shares of Saturn from Marshalls 106 Limited ("Marshalls"). The acquisition was accounted for using the purchase method of accounting.

  The purchase price for Saturn included a cash payment in the amount of $35.7 million and the issuance of a promissory note in the amount of $7.5 million bearing interest at the UK Sterling Base Rate, as defined, plus three percent and payable over three years. In addition, IENL assumed indebtedness of Saturn due to Marshalls in the amount of $5.0 million payable over 24 months with interest at 9.25%. Under this agreement, the Marshalls Note is subject to a working capital adjustment and right of offset. The working capital adjustment was settled in June 1999 resulting in a reduction of the obligation by approximately $2.0 million.

5.  Property, Plant and Equipment (In thousands):


                                                      March 31,   September 30,
                                                      ----------  -------------
                                                         2000         1999
                                                      ----------  -------------
  Building                                             $  2,463        $  2,463
  Machinery and equipment                                39,247          36,300
  Furniture and fixtures                                  3,004           2,812
  Leasehold improvements                                 10,576           9,092
  Network equipment                                      49,586          39,865
  Network equipment under capital leases                 43,444          28,649
  Network software                                       24,547          21,561
  IRU's                                                  10,759           6,692
                                                       --------        --------
    Total depreciable property, plant and equipment     183,626         147,434
    Less accumulated depreciation and amortization      (66,595)        (49,761)
                                                       --------        --------
                                                        117,031          97,673
     Land and other                                         351           1,009
                                                       --------        --------
                                                       $117,382        $ 98,682
                                                       ========        ========

6.  Business Segments:

   The Company's operations include Trading Systems, Information Transport Systems ("ITS") and IXnet. Trading Systems reports sales of turret systems as "Product sales and installation." It reports revenue from turret system maintenance, including annual and multi-year service contracts, and from moves, additions and changes to existing turret system installations as "Service." ITS reports revenue from the design, integration and implementation of cabling infrastructure projects, including Local and Wide Area Networks, and from the sales of intelligent network products, such as hubs, bridges and routers, as "Product sales and installation." It reports revenue from on-site maintenance of customer cable infrastructure, including annual and multi-year contracts, and from the provision of outsourcing services for the support, expansion and upgrading of existing customer networks as "Service." IXnet reports revenue from sales of premium voice, managed bandwidth and outsourcing services, switched voice, shared internet protocol and other services (In thousands):




                                                      Trading
                                                      Systems       I T S         IXnet     Consolidated
                                                      -------    ----------- -------------  ------------
For the Six Months ended March 31, 2000
Revenue:
   Product sales and installation................... $ 54,433    $ 19,333        $      -     $  73,766
   Service..........................................   38,250       7,097          52,107        97,454
                                                     --------    --------        --------      --------
Total revenue....................................... $ 92,683    $ 26,430        $ 52,107     $ 171,220
                                                     ========    ========        ========     =========
Gross profit (loss).................................   43,824       2,953          (3,588)       43,189
Research & development expenses.....................    6,113           -               -         6,113
Selling, general & administrative expenses (a)......   12,146       2,014          24,060        41,689
Depreciation and amortization.......................    4,884         195          18,336        23,415
Merger related costs................................    4,750                      18,538        23,288
Stock compensation charge...........................        -           -           2,599         2,599
                                                     --------    ---------      ---------       -------
Income (loss) from operations....................... $ 15,931    $    744       $ (67,121)    $ (53,915)
                                                     ========    ========       =========     =========

EBITDA (b).......................................... $ 17,346    $    939       $ (46,186)    $ (27,901)
                                                     ========    ========       =========     =========

Total assets........................................ $222,093    $ 26,206       $ 151,720     $ 400,019
                                                     ========    ========       =========     =========


(a) Consolidated selling, general & administrative expenses include corporate general & administrative expenses of $3,469 for the six months ended
March 31, 2000

(b) EBITDA represents operating income before net interest, other expenses, income taxes, depreciation and amortization and non-cash stock compensation charges. EBITDA is not a measurement of financial performance under generally accepted accounting principles. It is not intended to represent cash flow from operations and should not be considered as an alternative to net loss as an indicator of our operating performance or to cash flows as a measure of liquidity. We believe that EBITDA is widely used by analysts, investors and others in the telecommunications industry. EBITDA is not necessarily comparable with similarly titled measures used by other companies.



                                                     Trading
                                                     Systems     I T S        IXnet   Consolidated
                                                    --------   --------    ---------  ------------
For the Six Months ended March 31, 1999
Revenue:
   Product sales and installation                  $ 56,933    $ 16,226    $       -    $ 73,159
   Service                                           34,332       8,680       32,512      75,524
                                                   --------    --------    ---------    --------
Total revenue                                      $ 91,265    $ 24,906    $  32,512    $148,683
                                                   ========    ========    =========    ========
Gross profit (loss)                                  45,762       3,330        1,578      50,670
Research & development expenses                       4,594                        -       4,594
Selling, general & administrative expenses (a)       11,373       2,095        7,693      25,343
Depreciation and amortization                         3,598         168        9,508      13,274
                                                   --------    --------    ---------    --------
Income (loss) from operations                      $ 26,197     $ 1,067    $ (15,623)   $  7,459
                                                   ========    ========    =========    ========

EBITDA (b)                                         $ 29,795     $ 1,235    $  (6,115)   $ 20,733
                                                   ========    ========    =========    ========

Total assets                                       $125,578    $ 31,465    $ 125,440    $282,483
                                                   ========    ========    =========    ========



(a) Consolidated selling, general & administrative expenses include corporate general & administrative expense of $4,182 for the six months ended March 31, 1999

(b) EBITDA represents operating income before net interest, other expenses, income taxes, depreciation and amortization and non-cash stock compensation charges. EBITDA is not a measurement of financial performance under generally accepted accounting principles. It is not intended to represent cash flow from operations and should not be considered as an alternative to net loss as an indicator of our operating performance or to cash flows as a measure of liquidity. We believe that EBITDA is widely used by analysts, investors and others in the telecommunications industry. EBITDA is not necessarily comparable with similarly titled measures used by other companies.

7.  Stock Compensation Charge:

     In May 1999, IXnet recorded $26.4 million in non-cash deferred stock compensation reflecting the issuance by the Company of options to purchase 6,530,184 shares of common stock of IXnet at $13.96 per share. The deferred stock compensation is based upon the deemed fair market value of IXnet's common stock and the exercise price of such options issued on the date of grant. The Company recorded an additional $2.1 million of non-cash deferred stock compensation during the quarter and $4.4 million during the six months ended March 31, 2000, which represents the charge for the issuance of options in May 1999 that are treated as variable options for accounting purposes. Stock compensation expense for the three and six months ended March 31, 2000 is $1.2 million and $2.6 million respectively. The remaining deferred compensation will be amortized over the remaining vesting period of the options.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders
of IPC Communications, Inc.:

     In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the consolidated financial position of IPC Communications, Inc. and its subsidiaries at September 30, 1999 and 1998, and the results of their operations and cash flows for each of the three years in the period ended September 30, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/S/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York
November 30, 1999

                            IPC COMMUNICATIONS, INC.
                           CONSOLIDATED BALANCE SHEETS
        (Dollar amounts in thousands, except share and per share amounts)

                                                                                                    September 30,
                                                                                            ---------------------------
                                                                                                 1999          1998
                                                                                            ------------  -------------
                                                ASSETS
Current assets:
   Cash and cash equivalents............................................................      $  43,946       $  28,084
   Marketable securities................................................................         28,357               -
   Marketable securities, restricted....................................................         20,435               -
   Trade receivables....................................................................         80,309          71,521
   Inventories..........................................................................         31,903          40,046
   Prepaids and other current assets....................................................         24,807          15,214
                                                                                              ---------       ---------
             Total current assets.......................................................        229,757         154,865

Property, plant and equipment, net......................................................         98,682          57,113
Long term marketable securities, restricted.............................................          6,065               -
Debt issuance costs, net................................................................         10,675          10,707
Goodwill and intangible assets, net.....................................................         66,203          15,639
Other assets............................................................................          1,827           3,318
                                                                                              ---------       ---------
             Total assets...............................................................      $ 413,209       $ 241,642
                                                                                              =========       =========

                                 LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable......................................................................      $  23,485       $  20,094
  Accrued liabilities...................................................................         46,343          40,704
  Customer advances and deferred revenue................................................         30,432          38,469
  Current portion of notes payable......................................................         34,425               -
  Current portion of capital leases.....................................................          6,265           4,462
                                                                                              ---------       ---------
             Total current liabilities..................................................        140,950         103,729
 Senior unsecured notes.................................................................        209,230         188,223
 Notes payable, less current portion....................................................         18,354               -
 Lease obligations, less current portion................................................         15,651          12,490
 Other liabilities......................................................................          3,575           3,741
                                                                                              ---------       ---------
             Total liabilities..........................................................        387,760         308,183
                                                                                              ---------       ---------

Minority Interest.......................................................................         25,828               -

Commitments and contingencies

Stockholders' deficit:
  Common stock - $0.01 par value, authorized 25,000,000 shares; 8,577,480 shares issued and outstanding at September 30, 1999; 8,076,188
     shares issued and outstanding at September 30, 1998................................             86              81
  Paid-in capital.......................................................................        104,913           5,855
  Accumulated deficit...................................................................       (105,594)        (73,049)
  Accumulated other comprehensive income................................................            216             572
                                                                                              ---------       ---------
             Total stockholders' deficit................................................           (379)        (66,541)
                                                                                              ---------       ---------
             Total liabilities and stockholders' deficit................................      $ 413,209       $ 241,642
                                                                                              =========       =========


                     See Notes to Consolidated Financial Statements.

                            IPC COMMUNICATIONS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
            (Dollar amounts in thousands, except per share amounts)



                                                                                            For the year ended September 30,
                                                                                      ------------------------------------------
                                                                                          1999           1998          1997
                                                                                      -------------  ------------- -------------
Revenue:
   Product sales and installation.................................................. $ 178,201          $ 173,350          $ 179,978
   Service.........................................................................   160,991            122,467             90,080
                                                                                    ---------          ---------          ---------
                                                                                      339,192            295,817            270,058
                                                                                    ---------          ---------          ---------
Cost of revenue (excluding depreciation and amortization
  shown separately below)
   Product sales and installation..................................................   103,837             99,974            126,623
   Service.........................................................................   127,404             89,084             68,674
                                                                                    ---------          ---------          ---------
                                                                                      231,241            189,058            195,297
                                                                                    ---------          ---------          ---------
        Gross profit...............................................................   107,951            106,759             74,761

Research and development expenses..................................................     9,786              8,276              8,490
Selling, general and administrative expenses.......................................    58,047             53,345             48,100
Depreciation and amortization......................................................    30,110             15,690              8,630
Stock compensation charge..........................................................     9,079               --                 --
Change in control expense..........................................................      --               10,640               --
                                                                                    ---------          ---------          ---------
         Income from operations....................................................       929             18,808              9,541

Interest expense, net..............................................................   (27,263)           (10,337)            (1,844)
Other income (expense), net........................................................       451                 (2)               417
                                                                                    ---------          ---------          ---------
         (Loss) income before provision for income taxes
            and minority interest..................................................   (25,883)             8,469              8,114
Provision for income taxes.........................................................     7,968              6,191              4,280
                                                                                    ---------          ---------          ---------
         (Loss) income before minority interest....................................   (33,851)             2,278              3,834
Minority interest..................................................................     1,395               --                 --
                                                                                    =========          =========          =========
         Net (loss) income......................................................... $ (32,456)         $   2,278          $   3,834
                                                                                    =========          =========          =========

Basic (loss) earnings per share.................................................... $   (3.97)         $    0.14          $    0.18
                                                                                    =========          =========          =========

Basic weighted average number of shares outstanding................................     8,172             15,774             21,328
                                                                                    =========          =========          =========

Diluted (loss) earnings per share.................................................. $   (3.97)         $    0.14          $    0.18
                                                                                    =========          =========          =========

Diluted weighted average number of shares outstanding..............................     8,172             15,941             21,408
                                                                                    =========          =========          =========

                 See Notes to consolidated Financial Statements

                            IPC COMMUNICATIONS, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (Dollar amounts in thousands)


                                                                                   For the year ended September 30,
                                                                                -------------------------------------------
                                                                                    1999           1998           1997
                                                                                -------------  ------------  --------------
Cash flows from operating activities:
Net (loss) income........................................................       $ (32,456)    $   2,278     $   3,834
Adjustments to reconcile net (loss) income to net cash provided by
     (used in) operating activities:
   Stock compensation charge.............................................           9,079          --            --
   Minority Interest.....................................................           1,395          --            --
   Depreciation and amortization.........................................          30,110        15,158         8,416
   Non-cash interest on senior discount notes............................          21,007         8,212          --
   Other interest amortization...........................................           1,703           842           327
   Provision for doubtful accounts.......................................           3,236         2,786           338
   Deferred income taxes.................................................           3,720        (4,769)           83
Changes in operating assets and liabilities:
   Trade receivables.....................................................          (7,061)      (11,126)        4,909
   Inventories...........................................................          11,043        (5,978)        3,240
   Prepaids and other current assets.....................................             841         3,218        (2,926)
   Other assets..........................................................           2,377        (2,077)          (45)
   Accounts payable......................................................          (1,708)       (2,690)        2,859
   Accrued liabilities and other liabilities.............................         (15,635)       20,569         5,099
   Customer advances and deferred revenue................................         (11,033)       20,339        (1,453)
                                                                                ---------     ---------     ---------


            Net cash provided by operating activities....................          16,618        46,762        24,681
                                                                                ---------     ---------     ---------
Cash flows from investing activities:
   Capital expenditures..................................................         (26,645)      (18,293)      (13,509)
   Purchase of marketable securities.....................................         (54,857)         --            --
   Acquisitions, net of cash acquired....................................         (42,913)       (7,535)       (1,500)
                                                                                ---------     ---------     ---------
            Net cash (used in) investing activities......................        (124,415)      (25,828)      (15,009)
                                                                                ---------     ---------     ---------
Cash flows from financing activities:
   Net proceeds from IXnet initial public offering.......................         102,775          --            --
   Proceeds from revolving credit borrowings.............................          66,817          --            --
   Repayments of revolving credit borrowings.............................         (52,095)         --            --
   Proceeds from notes payable...........................................            --            --           2,182
   Principal payments on notes payable...................................          (5,948)       (8,807)      (12,526)
   Proceeds from issuance of senior discount notes.......................            --         180,011          --
   Proceeds from equity investment.......................................            --          54,721          --
   Purchase of IPC common stock at Merger................................            --        (200,271)         --
   Costs, Obligations and equity charges at Merger.......................          (1,380)      (19,778)         --
   Proceeds from the exercise of stock options...........................          13,551           468           301
                                                                                ---------     ---------     ---------

            Net cash provided by (used in) financing activities..........         123,720         6,344       (10,043)
                                                                                ---------     ---------     ---------
   Effect of exchange rate changes on cash...............................             (61)         (659)         (470)
                                                                                ---------     ---------     ---------
   Net increase (decrease) in cash.......................................          15,862        26,619          (841)
   Cash and cash equivalents, beginning of period........................          28,084         1,465         2,306
                                                                                ---------     ---------     ---------
   Cash and cash equivalents, end of period..............................       $  43,946     $  28,084     $   1,465
                                                                                =========     =========     =========
Supplemental disclosures of cash flow information:
Cash paid during the year for-
   Income taxes..........................................................       $   4,282     $   4,822     $   4,100
   Interest..............................................................       $   4,323     $   2,138     $   1,040
Non-cash investing and financing activities-
   Issuance of stock to acquire remaining 20% interest in subsidiary.....       $    --       $   4,799     $    --
   Installment purchase for property, plant and equipment................       $    --       $   3,600     $    --
   Retirement of treasury stock..........................................       $    --       $     718     $    --
   Capital lease obligations entered into during the year................       $  10,284     $   7,092     $  10,776
   Purchase of software in connection with Strategic Agreement...........       $  20,000     $    --       $    --
   Working capital adjustment in connection with Saturn..................       $   1,952     $    --       $    --
   Additional amount payable in connection with the aquisition of
      Bridge Electronics, Inc............................................       $    --       $    --       $   3,500

                See Notes to Consolidated Financial Statements.

                            IPC COMMUNICATIONS, INC.
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY
                     (Dollar and share amounts in thousands)




                                                                                                  Paid-      Accumulated
                                                                             Common Stock          in         (deficit)
                                                                          Shares     Amount      capital       earnings
                                                                          -------    --------    ---------     ---------
Consolidated balance, September 30, 1996............................      10,618       $ 109     $ 47,889      $ 24,341
   Net income.......................................................           -           -            -         3,834
   Translation adjustment...........................................           -           -            -             -
        Total comprehensive income..................................           -           -            -             -
   Issuance of common stock under employment contracts..............          32           -          478             -
   Issuance of common stock under stock purchase plan...............          21           -          312             -
   Issuance of common stock under stock option plan.................          20           -          301             -
                                                                          -------    --------    ---------     ---------
Consolidated balance, September 30, 1997............................      10,691         109       48,980        28,175
   Net income.......................................................           -           -            -         2,278
   Translation adjustment...........................................           -           -            -             -
        Total comprehensive income
   Issuance of common stock under stock purchase plan...............          18           -          262             -
   Issuance of common stock under stock option plan.................          32           1          467             -
   Repurchase and retirement of IPC common stock from...............           -           -            -             -
      Merger dated April 30, 1998...................................      (9,537)        (95)    (103,346)      (96,830)
   Retirement of treasury stock.....................................           -          (2)           -          (716)
   Issuance of Common Stock from Merger.............................       2,606          26       54,695             -
   Equity charges related to the Merger.............................           -           -            -        (5,916)
   Issuance of common stock to acquire remaining 20% interest
      in subsidiary.................................................         228           2        4,797             -
  Two-for-one stock split effected in the form of a 100% stock
     dividend, issued on June 10, 1998..............................       4,038          40            -           (40)
                                                                          -------    --------    ---------     ---------
Consolidated balance, September 30, 1998............................       8,076          81        5,855       (73,049)
   Net loss.........................................................           -           -            -       (32,456)
   Translation adjustment...........................................           -           -            -             -
        Total comprehensive income..................................           -           -            -             -
   IXnet initial public offering....................................           -           -       93,799             -
   Equity charges related to the Merger.............................           -           -            -           (89)
   Issuance of common stock under stock option plan.................         491           5        5,259             -
                                                                          -------    --------    ---------     ---------
Consolidated balance, September 30, 1999............................       8,567        $ 86     $ 104,913    $ (105,594)
                                                                          =======    ========    =========     =========






                                                                    Accumulated
                                                                       Other                            Total
                                                                   Comprehensive       Treasury     stockholders'    Comprehensive
                                                                       Income           stock     (deficit) equity    Income (loss)
                                                                    --------------      -------   ---------------------------------
Consolidated balance, September 30, 1996............................         $ 94       $ (718)        $71,715
   Net income.......................................................            -            -           3,834          $ 3,834
   Translation adjustment...........................................          270            -             270              270
                                                                                                                        -------
        Total comprehensive income..................................            -            -               -          $ 4,104
                                                                                                                        =======
   Issuance of common stock under employment contracts..............            -            -             478
   Issuance of common stock under stock purchase plan...............            -            -             312
   Issuance of common stock under stock option plan.................            -            -             301
                                                                    --------------      -------       ---------
Consolidated balance, September 30, 1997............................          364          (718)        76,910
   Net income.......................................................            -            -           2,278          $ 2,278
   Translation adjustment...........................................          208            -             208              208
                                                                                                                        -------
        Total comprehensive income..................................                                                    $ 2,486
                                                                                                                        =======
   Issuance of common stock under stock purchase plan...............            -            -             262
   Issuance of common stock under stock option plan.................            -            -             468
   Repurchase and retirement of IPC common stock from...............            -            -               -
      Merger dated April 30, 1998...................................            -            -        (200,271)
   Retirement of treasury stock.....................................            -          718               -
   Issuance of Common Stock from Merger.............................            -            -          54,721
   Equity charges related to the Merger.............................            -            -          (5,916)
   Issuance of common stock to acquire remaining 20% interest
      in subsidiary.................................................            -            -           4,799
  Two-for-one stock split effected in the form of a 100% stock
     dividend, issued on June 10, 1998..............................            -            -               -
                                                                    --------------      -------       ---------
Consolidated balance, September 30, 1998............................          572            -         (66,541)
   Net loss.........................................................            -            -         (32,456)        $(32,456)
   Translation adjustment...........................................         (356)           -            (356)            (356)
                                                                                                                       --------
        Total comprehensive income..................................            -            -               -         $(32,812)
                                                                                                                       ========
   IXnet initial public offering....................................            -            -          93,799
   Equity charges related to the Merger.............................            -            -             (89)
   Issuance of common stock under stock option plan.................            -            -           5,264
                                                                    --------------      -------       ---------
Consolidated balance, September 30, 1999............................       $ 216          $ -           $ (379)
                                                                    ==============      =======       =========


                  See Notes to Consolidated Financial Statements.

                           IPC COMMUNICATIONS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  Basis of Presentation:

     IPC Communications, Inc. ("IPC") is the leading provider of integrated telecommunications equipment and services that facilitate the execution of transactions by the worldwide financial services community. These transactions involve the trading of equity and debt securities, commodities, currencies and other financial instruments. The Company designs, manufactures, installs and services turret systems which provide desktop access to time-sensitive communications and data. In addition, through its subsidiary, IXnet, Inc. ("IXnet"), the Company operates a global network (the "IXnet Extranet"), providing a variety of voice, data and content distribution services specifically designed to meet the specialized communications requirements of the financial services community. The Company's primary customers include securities and investment banking firms, merchant and commercial banks, interdealer brokers, foreign exchange and commodity brokers and dealers, securities and commodity exchanges, mutual and hedge fund companies, asset managers and insurance companies. The Company uses an integrated approach to marketing its products and services, leveraging its established customer base throughout the financial sector.

     IPC became the holding company for IPC Information Systems, Inc. ("IPC Information Systems") effective May 21, 1999 through a merger. Following the merger, IPC represented the same consolidated financial position as IPC Information Systems prior to the merger. Accordingly, the consolidated financial statements included in this Form 10-K reflect the operations of IPC Information Systems and its subsidiaries through May 20, 1999 and of IPC thereafter.

2.  Summary of Significant Accounting Policies:

    Principles of Consolidation

    The consolidated financial statements include the accounts of the Company and its subsidiaries. Intercompany balances and transactions have been eliminated.

    Revenue Recognition

    Revenue from product sales and related installation is recognized upon completion of the installation except for revenue from sales to distributors, which is recognized upon shipment. Under contract provisions, customers may be progress-billed prior to the completion of the installations. The revenue related to these advance payments is deferred until the system installations are completed. Contracts for maintenance are billed in advance, and are recorded as deferred revenue and recognized ratably over the contractual periods. Revenue from network services are recognized in the month the related service is provided and related installation revenue is deferred and recognized ratably over the average contract term. Bandwidth and switched voice charges are billed and recognized monthly based on customer usage. All other revenues are billed and recognized monthly based on flat-rate monthly charges.

    Cash and Cash Equivalents

    The Company places cash with high credit quality financial institutions. Temporary cash investments with original maturities of three months or less are considered cash equivalents. Temporary cash investments are stated at cost, which approximates fair value. These investments are not subject to significant market risk.

                           IPC COMMUNICATIONS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-Continued


    Marketable Securities

    Marketable securities consist of investments in short-term government grade commercial paper with maturities of less than one year. Such securities are classified as available for sale and, accordingly, are carried at fair value, which approximates cost at September 30, 1999. The amortized cost of debt securities is adjusted for amortization of premium and accretion of discounts to maturity. Amortization of purchase premiums or accretion of discounts and realized gains and losses are included in interest income.

    On September 24, 1999, IXnet entered into a strategic agreement (the "Strategic Agreement"), including the license of certain software products to enhance the intelligence of its network. The purchase price included $10.0 million of cash to be paid in installments over six months beginning on October 30, 1999. Separately, IXnet also entered into agreements to purchase indefeasible rights of use ("IRU's") over the next three years in an aggregate amount of $16.5 million. In accordance with an amendment to the Revolving Credit Facility revised in connection with the Strategic Agreement, these amounts are invested in marketable securities dedicated to satisfy these commitments.

    Trade Receivables

    Trade accounts receivable potentially expose the Company to concentrations of credit risk, as a large volume of business is conducted with several major financial institutions, primarily companies in the brokerage, banking and financial services industries. To help reduce this risk, customers may be progress-billed prior to the completion of the contract. Trade receivables are recorded net of allowance for doubtful accounts of $3.6 million and $2.4 million for the years ended September 30, 1999 and 1998, respectively.

    Inventories

    Inventories are stated at the lower of FIFO (first in, first out) cost or market. Inventory costs include all direct manufacturing costs and applied overhead.

    Property, Plant and Equipment

    Property, plant and equipment are stated at cost and depreciated or amortized on a straight-line basis over their estimated useful lives or related contract terms beginning in the year the asset was placed into service. Network switching equipment includes direct costs of installation. Amortization of network switching equipment under capital leases and IRUs is calculated using the straight-line method over the terms of the lease or IRU's and is included in depreciation and amortization expense.

                           IPC COMMUNICATIONS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-Continued



    Debt Issuance Costs

    Debt issuance costs represent costs associated with the issuance of the Senior Discount Notes and in connection with the Revolving Credit Facility. These costs are amortized to interest expense utilizing the effective interest method over the life of the Senior Discount Notes and on a straight-line basis over the term of the Revolving Credit Facility.

    Intangible Assets

    Intangible assets, which are carried at cost less accumulated amortization, consist primarily of acquired technology and goodwill. Goodwill represents the excess of the cost over the fair value of the identifiable tangible and intangible assets acquired in various acquisitions. Costs allocated to technology and goodwill are amortized on a straight-line basis over the periods benefited, principally 2.75 to 10 years.

    Research and Development

    Research and development expenditures are charged to expense as incurred.

    Stock Options

    Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123") requires the Company to choose between two different methods of accounting for stock options. The Statement defines a fair-value-based method of accounting for stock options but allows an entity to continue to measure compensation cost for stock options using the accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25"). The Company has elected to continue using the accounting methods prescribed by APB No. 25 and to disclose the amount of the proforma compensation expense required to be disclosed under SFAS No. 123.

    Income Taxes

    In accordance with SFAS No. 109, Accounting for Income Taxes ("SFAS No. 109"), the Company recognizes deferred income taxes for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount that is "more likely than not" to be realized. The provision for income taxes is the tax payable for the period and the change during the period in deferred tax assets and liabilities.

    IXnet IPO and Minority Interest

    The Company recorded an increase to paid-in-capital representing the increase in its share of IXnet's net assets as a result of the proceeds from the offering. The Company continues to consolidate the financial statements of IXnet, with an allocation of the net loss of IXnet to its minority shareholders.

    Foreign Currency Translation Adjustment

    The balance sheets and statements of operations of the Company's foreign operations are measured using the local currency as the functional currency. Assets and liabilities of these foreign operations are translated at the year-end exchange rate and revenue and expense amounts are translated at the average rate of exchange prevailing during the year. Translation adjustments arising from the use of differing exchange rates from period to period are included in accumulated other comprehensive income account in stockholders' (deficit) equity.

                           IPC COMMUNICATIONS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-Continued



    Earnings Per Share

    Basic earnings per share is computed based upon the weighted average number of common shares outstanding during the periods. Diluted earnings per share is computed based upon the weighted average number of common shares outstanding plus the assumed issuance of common stock equivalents computed in accordance with the treasury stock method.

    Comprehensive Income

    Effective October 1, 1998, the Company adopted SFAS No. 130, Reporting Comprehensive Income. This statement requires the Company to include within its financial statements information on comprehensive income/loss, which is defined as all activity impacting equity from non-owner sources. Comprehensive income/loss includes the Company's net income/loss and foreign currency translation adjustments.

    Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Reclassifications

    Certain reclassifications have been made to the 1998 and 1997 financial statements in order to conform to the current year's presentation.

    Effects of Recently Issued Accounting Standards

    In June 1998, the Financial Accounting Standards Board issued SFAS 133, Accounting for Derivatives and Hedging Activities, which establishes accounting and reporting standards for derivative instruments and hedging activities. The effective date of this standard was deferred to all fiscal quarters of fiscal years beginning after June 15, 2000 by SFAS 137, Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133 which was issued on June 30, 1999. Management does not believe the adoption of this standard will have a material impact on the Company's operations.

    In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1 ("SOP 98-1"), Accounting for the Cost of Computer Software Developed or Obtained for Internal Use. SOP 98-1 is effective for financial statements for fiscal years beginning after December 15, 1998.
    The Company does not anticipate the adoption of this standard to have a material effect on its financial position, results of operations or cash flows.

3.  Acquisitions and Strategic Agreement:

    Strategic Agreement

    On September 24, 1999, IXnet entered into a strategic agreement (the "Strategic Agreement"), including the licensing of certain software products to enhance the intelligence of its netowork for a purchase price of $20.0 million consisting of $10.0 million in cash financed from the proceeds from IXnet's IPO and 500,000 shares of IXnet restricted common stock valued at an average closing price prior to the agreement date. The Strategic Agreement is designed to enhance IXnet's

                           IPC COMMUNICATIONS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-Continued



    network capabilities with embedded intelligence, delivering financial enterprise integration, subject-based addressing, trading turret integration and application management.

    V-Band Corporation ("V-Band")

    On June 21, 1999, IPC acquired V-Band Corporation for approximately $1.5 million in cash. The purchase was financed through a combination of cash from operations and borrowings under the Revolving Credit Facility. The acquisition was accounted for using the purchase method of accounting and resulted in approximately $7.5 million of goodwill, of which approximately $7.0 million remains unamortized at September 30, 1999.

    Reuters Voice Systems ("RVS")

    On December 31, 1998, IPC purchased the assets of Reuters Voice Systems, a business unit of Reuters Group PLC, for approximately $5.7 million in cash. The purchase was financed through a combination of cash from operations and borrowings under the Revolving Credit Facility. The acquisition was accounted for using the purchase method of accounting and resulted in approximately $5.3 million in goodwill, of which approximately $3.8 million remains unamortized at September 30, 1999.

    Saturn Global Network Service Holdings Ltd. ("Saturn")

    On December 18, 1998, IENL acquired all of the issued and outstanding common shares of Saturn from Marshalls. The acquisition was accounted for using the purchase method of accounting. As a result of the acquisition, IENL recorded approximately $49.2 million of goodwill, which is being amortized on a straight-line basis over ten years.

      The purchase price for Saturn included a cash payment in the amount of $35.7 million and the issuance of a promissory note in the amount of $7.5 million bearing interest at the UK Sterling Base Rate, as defined, plus three percent and payable over three years. In addition, IXnet assumed indebtedness of Saturn due to Marshalls in the amount of $5.0 million payable over 24 months with interest at 9.25%. Under this agreement, the Marshalls Note is subject to a working capital adjustment and right of offset. The working capital adjustment was settled in June 1999 resulting in a reduction of the obligation by approximately $2.0 million.

    The following unaudited pro forma statement of operations data for the years ended September 30, 1999 and 1998 gives effect to the Saturn acquisition as if it had occurred on October 1, 1999 and 1998 respectively (In thousands):

                                                                                      September 30,
                                                                                  1999               1998
                                                                                --------           --------
Revenue                                                                        $ 343,991           $321,135
Loss before provision for income taxes and minority interest                    ($35,065)           ($5,700)

    Pro forma adjustments include (i) amortization of goodwill over 10 years and
    (ii) interest expense on the Saturn Note and the Marshalls Note. The pro forma financial information presented above does not purport to be indicative of the operating results which would have been achieved had the acquisition occurred at October 1, 1998 or 1997, or the results to be achieved thereafter.

                           IPC COMMUNICATIONS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-Continued



    MXNet Inc. ("MXNet")

    In February 1998, the Company acquired, by the issuance of a promissory note in the amount of $6.7 million, all of the issued and outstanding common stock of MXNet, a wholly owned subsidiary of National Discount Brokers Group, Inc. The promissory note plus accrued interest was paid on April 8, 1998. In addition, MXNet entered into employment agreements with four MXNet executives which included signing and retention bonuses in the aggregate amount of approximately $1.1 million payable over two years. This acquisition was accounted for using the purchase method of accounting and resulted in $5.5 million of goodwill of which $1.5 million remains in intangible assets at September 30, 1999.

    IXnet

    During June 1995, the Company acquired an 80% interest in IXnet for $5.5 million in cash. The acquisition was accounted for using the purchase method of accounting. Included in intangible assets is $0.7 million and $0.9 million at September 30, 1998 and 1997, respectively, representing acquired technology.

    In conjunction with the April 1998 Merger, the Company acquired the remaining 20% interest in IXnet (the "IXnet Exchange") through the issuance of 457,142 shares of Surviving Corporation Common Stock, valued at $4.8 million. Included in intangible assets is $3.7 million at September 30, 1999, representing acquired technology.

4.  Merger and Recapitalization:

    On April 30, 1998, Arizona Acquisition Corp. ("AAC") was merged into IPC Information Systems (the "Merger"). Under the terms of the Merger, each share of common stock of IPC Information Systems was converted at the election of the holder thereof into either (i) the right to receive $10.50 in cash (on a post split basis) or (ii) the right to retain one share of common stock of the surviving corporation. In connection with the Merger, the Company issued $247.4 million aggregate principal amount at maturity ($180.0 million initial proceeds upon issuance) of 10 7/8% Senior Discount Notes due 2008 (the "Notes"). A portion of the proceeds from the Notes ($145.6 million), together with $54.7 million of capital provided by AAC were used to repurchase 19,073,330 shares (on a post split basis) of IPC Common Stock, at a price of $10.50 per share, from IPC shareholders who did not elect to retain stock of the surviving corporation upon the Merger. Prior to the Merger, AAC was owned by (i) Cable Systems Holdings LLC ("CSH LLC"), whose membership interests were owned by Citicorp Venture Capital, Ltd. and David Kirby and John O'Mara, private investors, (ii) CSH LLC's indirect subsidiary Cable Systems International, Inc. and (iii) the investment fund of Lawrence Smith & Horey III, L.P. (now known as Allegra Capital Partners III, L.P.). The Merger was accounted for as a leveraged recapitalization. Accordingly, the historical basis of the Company's assets and liabilities has not been impacted by the Merger.

    In connection with the Merger, the Company incurred various non-recurring costs totaling approximately $27.8 million. These costs consist primarily of professional fees, printing costs, change of control costs and other expenses. Of this amount, $10.6 million was recorded in fiscal 1998 as a non-recurring charge for change in control expenses, comprised of certain change in control bonuses and severance payments ($4.3 million), payments to option holders upon cancellation of their stock options ($5.9 million) and miscellaneous other expenses ($0.5 million).

                           IPC COMMUNICATIONS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-Continued


    Unaudited pro forma statement of operations information for the years ended September 30, 1998 and 1997, as if the Merger occurred on October 1, 1996 is as follows (In thousands, except per share amounts):

                                                                      For the year ended
                                                                         September 30,
                                                                 -----------------------------
                                                                     1998              1997
                                                                    ------            ------
Revenue                                                            $295,817          $270,058
Operating Income (loss)                                            $ 18,129          $ (2,263)
Net loss                                                           $ (6,447)         $(14,943)
Basic loss per share                                               $  (0.80)         $  (1.85)
Basic and diluted weighted average number of
     common shares outstanding (in thousands)                         8,076             8,076


    Pro forma adjustments include: (i) elimination of non-recurring charge for change in control expense; (ii) full year of interest expense on the Notes and related amortization of debt issuance costs and discount; and (iii) amortization of the acquired technology related to the IXnet Exchange. All pro forma adjustments were tax effected at the Company's 44% incremental tax rate. The pro forma financial information presented above is not necessarily indicative of the operating results which would have been achieved had the Merger occurred at October 1, 1996 or of the results to be achieved in the future.

5.  Stock Split:

    On May 29, 1998 the Company declared a two-for-one stock split effected in the form of a 100% stock dividend (the "Stock Dividend"). The Stock Dividend was distributed on June 24, 1998 to holders of record on June 10, 1998. As a result, the number of shares increased from 4,038,094 shares (the number of shares issued and outstanding subsequent to the Merger and IXnet Exchange) to 8,076,188 shares. Unless otherwise indicated, all share and per share data, including stock option information, is stated to reflect the Stock Dividend.

6.  Inventories (In thousands):

                                                                                     September 30,
                                                                            -----------------------------
                                                                                 1999            1998
                                                                            ------------    -------------

Components and work in process                                                   $16,519          $13,639
Inventory on customer sites awaiting installation                                 11,554           21,516
Parts and maintenance supplies                                                     3,830            4,891
                                                                            ------------    -------------
                                                                                 $31,903          $40,046
                                                                            ============    =============

                           IPC COMMUNICATIONS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-Continued



7.  Property, Plant and Equipment (In thousands):

                                                                                   September 30,
                                                                    ----------------------------------------
                                                                             1999                  1998
                                                                    -------------------    -----------------

   Building                                                                    $  2,463             $  2,462
   Machinery and Equipment                                                       36,300               36,230
   Furniture and Fixtures                                                         2,812                2,758
   Leasehold Improvements                                                         9,092                8,503
   Network Equipment                                                             39,865               13,638
   Network Equipment under capital leases                                        28,649               20,717
   Network Software                                                              21,561                    -
   IRU's                                                                          6,692                4,000
                                                                    -------------------    -----------------
     Total depreciable property, plant and equipment                            147,434               88,308
     Less accumulated depreciation and amortization                             (49,761)             (32,502)
                                                                    -------------------    -----------------
                                                                                 97,673               55,806
   Land and other                                                                 1,009                1,307
                                                                    -------------------    -----------------
                                                                               $ 98,682             $ 57,113
                                                                    ===================    =================

8.    Supplemental Financial Data:

     Prepaids and other current assets include the following (In thousands):


                                                     September 30,
                                                   1999         1998
                                                  -------      -------

             Deferred taxes                      $ 5,634      $ 9,354
             Prepaid expenses                      3,318        3,808
             ACT recoverable                       9,257            -
             Other current assets                  6,598        2,052
                                                  -------      -------
                 Total                            $24,807      $15,214
                                                  =======      =======


    Accrued liabilities includes the following (In thousands):


                                                    September 30,
                                                  1999         1998
                                                 -------      -------

             Compensation                        $14,051      $12,351
             Income taxes                          2,263        1,859
             Carrier costs                        12,351        3,815
             Other expenses                       17,678       22,679
                                                 -------      -------
                Total                            $46,343      $40,704
                                                 =======      =======


    9.  Short-Term Credit Facilities:

    As a result of the Merger, the Company's short-term credit facilities with various banks of up to $35.0 million were terminated on April 30, 1998.

                           IPC COMMUNICATIONS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-Continued



    In April 1998, IPC Information Systems entered into a five year $55.0 million senior secured revolving credit agreement (the "Revolving Credit Facility"), with Morgan Stanley Senior Funding, Inc., as syndication agent, and other lenders , to be used for working capital and other general corporate purposes. The Revolving Credit Facility was subject to borrowing base limitations, which at September 30, 1998 approximated $33.6 million.

    Borrowings under the Revolving Credit Facility bore interest at a rate equal to, at the Company's option, the base rate plus 1.5% or the LIBOR rate plus a margin of 1.5% to 2.5% depending upon the Company's leverage ratio. The base rate was a fluctuating interest rate equal to the higher of (i) the rate of interest announced publicly by Citibank, N.A. as its base rate and
    (ii) a rate equal to 1/2 of 1% per annum above the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System as published by the Federal Reserve Bank of New York.

    The Revolving Credit Facility contained various covenants and conditions, including restrictions on (i) asset dispositions, (ii) mergers and acquisitions, (iii) capital expenditures, (iv) restricted payments, (v) the incurrence of indebtedness, (vi) loans and investments, (vii) liens, (viii) certain transactions with affiliates and (ix) maintaining various financial ratios.

    On June 21, 1999, IPC Information Systems, IPC, General Electric Capital Corporation, as the Administrative Agent and Collateral Agent, First Union Capital Markets, Inc., as Documentation Agent, and the Lenders and the Issuing Bank named therein, amended the Revolving Credit Facility to provide for (1) a working capital facility of $45.0 million, based on eligible accounts receivable and inventory, and (2) a $20.0 million term loan. In addition, certain terms relating to the eligibility of accounts receivable used in determining the amount available under the working capital facility were relaxed. The amendment also provides for certain additional financial covenants including a leverage ratio and fixed charge ratio. The Revolving Credit Facility was further amended to permit the issuance of additional shares of IXnet common stock, to permit the incurrence of certain deferred payment obligations, and to modify certain financial ratios applicable through January 15, 2000, at which time the Company expects that such ratios will be reset in accordance with updated future projections. The Company has segregated marketable securities to satisfy such deferred payment obligations.

    Under the Revolving Credit Facility, substantially all of the Company's real and personal property is pledged as collateral, including inventory, accounts receivable and substantially all of the common stock of its significant subsidiaries.

    The $20.0 million term loan is repayable in quarterly installments of $1.3 million, which commenced on September 30, 1999 and initially bears interest at LIBOR plus 2.75% or at the base rate plus 1.75%, at the Company's option. The base rate is equal to the higher of (1) the rate of interest announced publicly by Citibank, N.A. at its head office in New York as the base rate of Citibank and (2) 1/2 of 1% per annum above the federal funds rate, as defined in the Revolving Credit Facility. The proceeds of the term loan were used to repay borrowings outstanding under and for fees incurred in connection with the Revolving Credit Facility.

    Loans made under the working capital facility initially bear interest, at the Borrower's option, at the base rate plus 1.5% or LIBOR plus 2.5%. At September 30, 1999, $14.7 million was outstanding. The Revolving Credit Facility also provides a $10.0 million sub-limit for the issuance of letters of credit, of which $8.9 million was outstanding at September 30, 1999. Availability

                           IPC COMMUNICATIONS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-Continued


    under the working capital facility at September 30, 1999, after giving effect to the outstanding borrowings and letters of credit, approximated $17.9 million.

    The base rate and LIBOR rate for the Revolving Credit Facility are subject to step-downs based on the Company's leverage ratio.

    The Revolving Credit Facility requires the Company to pay a commitment fee equal to 0.5% per annum on the unused commitment amount. The Company incurred $0.1 million and $0.3 million in commitment fees and $0.4 million and $0.1 million of interest amortization, for the years ended September 30, 1999 and 1998, respectively, associated with the Revolving Credit Facility.

10. Long-Term Debt:

    Senior Discount Notes

    On April 30, 1998, the Company issued $247.4 million aggregate principal amount at maturity ($180.0 million proceeds at issuance) of 10 7/8% Senior Discount Notes due 2008. The Notes were issued under an indenture between the Company, as issuer, and United States Trust Company of New York, as trustee. The indenture contains certain restrictive covenants which impose limitations on the Company and its subsidiaries, including, (i) indebtedness, (ii) restricted payments, (iii) dividends, (iv) issuance and sale of capital stock of subsidiaries, (v) issuance of guarantees by subsidiaries, (vi) certain transactions with shareholders and affiliates,
    (vii) liens, (viii) sale-leaseback transactions, and (ix) asset sales.

    The Notes were issued at a discount to their aggregate principal amount resulting in gross proceeds to the Company of $180.0 million. Although interest on the Notes will not accrue until May 1, 2001 (the "Interest Accrual Date"), the Notes will accrete in value to the principal amount by the Interest Accrual Date. The Notes will bear interest at 10 7/8% from the Interest Accrual Date through redemption and is payable semiannually on May 1 and November 1. There are no sinking fund payments related to the Notes.

    Up to 35% of the Notes may be redeemed by the Company at 110.875% of the accreted value plus accrued and unpaid interest with the proceeds of one or more equity offerings, as defined, prior to May 1, 2001. In addition, the Company may redeem the Notes in whole or in part, at any time after May 1, 2003 and prior to maturity at a premium of 105.428% decreasing to the principal amount on May 1, 2006. The indenture also provides for a mandatory offer by the Company to repurchase the Notes in the event of a change of control at 101% of the accreted value plus accrued interest.

    The Notes are unsubordinated, unsecured indebtedness of IPC Information Systems, ranking pari passu in right of payment with all existing and future unsubordinated, unsecured indebtedness of IPC Information Systems and senior in right of payment to all existing and future subordinated indebtedness of IPC Information Systems.

    Interest expense, net includes $21.0 million and $8.2 million related to the amortization of the discount of the Notes and $0.3 million and $0.4 million related to issuance costs of the Notes, for the years ended September 30, 1999 and 1998, respectively.

    The estimated fair value of the Notes, calculated using the quoted closing price of the bonds was $192.7 million and $178.1 million at September 30, 1999 and 1998, respectively.

                           IPC COMMUNICATIONS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-Continued



    Saturn Note

    In conjunction with the acquisition of Saturn, two notes were issued and assumed by the Company in the aggregate amount of $12.5 million. The first is a 3 year $7.5 million note issued to Marshalls Finance Ltd. bearing interest at a rate of the UK Sterling plus 3%. The second note assigned to IXnet in accordance with the acquisition of Saturn amounting to $5.0 million. Under the agreement, the assumed Marshalls note is subject to a working capital adjustment and right of offset. This working capital adjustment was settled in June 1999 resulting in a reduction of the obligation by approximately $2.0 million.

    Strategic Agreement

    In connection with the Strategic Agreement, IXnet agreed to pay $10.0 million over a six-month period ending on April 1, 2000.

    Future debt payments required by the Saturn Note, the Marshalls Note, the Strategic Agreement and the Revolving Credit Facility (included as a $14.7 million payment in fiscal 2000) at September 30, 1999 are as follows (In thousands):

               Fiscal
               ------
                2000                      $29,402
                2001                        3,189
                2002                        2,445
                                          -------
                                          $35,036
                                          =======

    The future payments noted above exclude any payments in relation to the Senior Note Indenture. The interest payments relating to the indenture begin paying semi-annually on November 1, 2001.

11. Deferred Compensation and Other Benefit Plans:

    Deferred Compensation

    The Company has deferred compensation agreements with certain past key officers and employees. Payments began in 1992 and continue through 2019. The gross and discounted present value (using an interest rate of 7.5%), net of cash payments, of the amounts to be paid under these agreements, aggregated $6.6 million and $3.6 million at September 30, 1999 and $6.9 million and $3.9 million at September 30, 1998, respectively.

                           IPC COMMUNICATIONS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-Continued



    Approximate payments for subsequent annual periods related to the deferred compensation agreements, at September 30, 1999, are as follows (In thousands):

    2000                                                       $   320
    2001                                                           390
    2002                                                           471
    2003                                                           490
    2004                                                           434
    Thereafter                                                   4,503
                                                                ------
                                                                $6,608
                                                                ======

    Pension Plans

    IPC maintains a 401(k) savings plan for all eligible US employees. According to plan provisions, IPC contributions are discretionary and are subject to approval by the Board of Directors. Eligible employees may contribute up to 15% of their annual compensation. IPC contributed $0.7 million, $0.6 million and $0.4 million to the plan for the years ended September 30, 1999, 1998 and 1997, respectively.

    IPC-UK has a defined contribution plan covering all UK employees. Employee contributions are limited by statute, generally not to exceed 17.5% of base salary. IPC-UK contributions, net of forfeitures, were $0.2 million per year for the years ended September 30, 1999, 1998 and 1997.

    The Company paid to Kleinknecht Electric Company ("KEC") and Kleinknecht Electric Company - New Jersey ("KEC-NJ"), both affiliated companies, in accordance with labor pooling agreements, approximately $8.1 million, $7.6 million, and $7.6 million for the years ended September 30, 1999, 1998 and 1997, respectively, representing pass-through contributions to various union sponsored pension plans.

    IPC Employee Stock Option and Purchase Plan

    In connection with the Merger, the employee stock purchase plan was terminated April 30, 1998. On April 30, 1998 the Company terminated its existing plan and replaced it with a new stock option plan. Under the new plan, employees generally vest in stock options over a five-year period.

    In connection with the Reorganization, IPC Information Systems assigned, and IPC assumed, the obligations for the performance of the IPC Information Systems, Inc. 1998 Stock Incentive Plan, which, effective as of December 3, 1998 had been amended to increase its share reserve from 1,108,224 to 1,538,322 shares of the Company's Common Stock and which was renamed the "IPC Communications, Inc. 1999 Stock Incentive Plan." The Stock Incentive Plan provides for the grant of options to purchase Common Stock of the Company to certain officers, employees, consultants and directors of the Company and its subsidiaries.

    IXnet Stock Option Plan

    During May 1999, IXnet's Board of Directors and the Company approved the IXnet, Inc. 1999 Stock Option Plan authorizing the grant of options to purchase up to 7,053,409 shares of IXnet's common stock. At that time, options to purchase 6,530,184 shares were granted to employees, directors and others at an exercise price of $13.96 per share. Except for 1,763,352 options granted

                           IPC COMMUNICATIONS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-Continued



    to IXnet's chief executive officer which vested immediately, such options vest over four years. Such options become exercisable, to the extent then vested, 30 months from the date of grant.

    Stock Compensation Data

    A summary of the Company's stock option plan as of September 30, 1999, 1998 and 1997 and changes during the years then ended is presented below (In thousands).

                                                        IPC Stock Option Plan
                                                        ---------------------
                                          Consolidated                   IXnet Employee Options       IXnet 1999 Stock Option Plan
                                         --------------                  ------------------------     ----------------------------
                                                       Weighted                          Weighted                     Weighted
                                   Number of           Average            Number of       Average       Number of     Average
                                    Options         Exercise Price         Options    Exercise Price     Options   Exercise Price
                                   ---------           ---------          ---------      ---------      ---------   ------------


Outstanding at September 30, 1996   1,652,402           $ 8.05            231,000         $ 7.93            -               -
Granted                               791,000           $ 7.42            186,000         $ 7.25            -               -
Exercised                             (39,730)          $ 7.00            (26,666)        $ 6.83            -               -
Forfeited                            (356,472)          $ 8.18            (53,334)        $ 7.53            -               -
                                   ----------                            --------
Outstanding at September 30, 1997   2,047,200           $ 7.81            337,000         $ 7.71            -               -
Granted                               200,000           $12.50            401,734         $10.50            -               -
Granted                             1,071,284           $10.50                  -              -            -               -
Exercised                             (63,722)          $ 7.47             (4,998)        $ 8.00            -               -
Exercised and retired at merger    (1,814,266)          $ 7.37           (328,000)        $ 7.70            -               -
Forfeited                            (369,212)          $12.58             (4,002)        $ 7.63            -               -
                                   ----------                            --------
Outstanding at September 30, 1998   1,071,284           $10.50            401,734         $10.50            -               -
May 4, 1999 initial grant                   -                -                  -              -    6,530,184          $13.96
Granted                               647,443           $20.13            195,146         $10.50      489,764          $16.04
Exercised                            (490,576)          $10.50           (160,300)        $10.50            -               -
Forfeited                            (120,220)          $10.50            (22,868)        $10.50      193,919          $13.98
                                   ----------                            --------                   ---------
Outstanding at September 30, 1999   1,107,931           $16.13            413,712         $10.50    6,826,029          $14.11
                                   ==========                            ========                   =========

Options exercisable
   At September 30, 1997              544,990           $ 7.44                  -              -            -               -
   At September 30, 1998                    -                -                  -              -            -               -
   At September 30, 1999            1,107,931           $10.50            413,712         $10.50            -               -

    The weighted average contractual life of stock options outstanding at September 30, 1999 was 9.1 years.

    In connection with the IPO of IXnet, the Company recognized $9.1 million of compensation expense during the year ended September 30, 1999.
    Additionally, in connection with the April 30, 1998 Merger, included in the $10.6 million non-recurring change in control expense, the Company recognized compensation expense in the amount of $5.9 million, representing payments to option holders upon cancellation of their stock options. As a result of the charges mentioned above, under the provisions of SFAS No. 123, the Company's net income and earnings per share on a pro forma basis is the same as actual for the years ended September 30, 1999 and 1998. Had compensation cost for the Company's stock option plan and employee stock purchase plan been determined based on the fair value at the grant date for awards in fiscal 1997, consistent with the provisions of

                           IPC COMMUNICATIONS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-Continued


    SFAS No. 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below (In thousands, except per share amounts).

                                                                           For the year ended
                                                                               September 30,
                                                                -----------------------------------------
                                                                  1999             1998            1997
                                                                -------           -------         -------
Net (loss) income - as reported..............................   $(32,456)          $2,278          $3,834
Net (loss) income - pro forma................................   $(37,039)          $2,278          $2,934
Basic (loss) earnings per share - as reported................   $  (3.97)          $ 0.14          $ 0.18
Basic (loss) earnings per share - pro forma..................   $  (4.53)          $ 0.14          $ 0.14
Diluted (loss) earnings per share - as reported..............   $  (3.97)          $ 0.14          $ 0.18
Diluted (loss) earnings per share - pro forma................   $  (4.53)          $ 0.14          $ 0.14

    The fair value of each option grant is estimated on the date of the grant using the "Black-Scholes option-pricing model" with the following weighted average assumptions used for grants for the years ended September 30, 1999, 1998 and 1997; zero dividend yield; expected volatility of 55%; weighted average risk-free interest rate of 6.5% in fiscal 1999, 6.19% in fiscal 1998 and 6.03% in fiscal 1997; and expected lives of 5 years in fiscal 1999, 4.78 years in 1998 and 4 years for fiscal 1997.

12. Earnings Per Share:

    The following is a reconciliation of the computations of basic and diluted earnings per share (In thousands, except per share amounts).

                                                               Year Ended September 30,
                                                    --------------------------------------------
                                                          1999            1998           1997
                                                    ------------      -----------    -----------
Basic earnings (loss) per share computation
Net Income (loss)..................................      $(32,456)        $ 2,278        $ 3,834
                                                    -------------     -----------    -----------
Weighted average common shares outstanding.........         8,172          15,774         21,328
Total shares.......................................         8,172          15,774         21,328
                                                    =============     ===========    ===========
Basic earnings (loss) per share....................      $  (3.97)        $  0.14        $  0.18
                                                    =============     ===========    ===========

                                                               Year Ended September 30,
                                                    --------------------------------------------
                                                         1999            1998           1997
                                                    -------------     -----------    -----------
Diluted earnings (loss) per share computation
Net income (loss)..................................      $(32,456)        $ 2,278        $ 3,834
                                                    -------------     -----------    -----------
  Weighted average common shares outstanding.......         8,172          15,774         21,328
  Common stock equivalent of stock options.........             -             167             80
                                                    -------------     -----------    -----------
Total shares.......................................         8,172          15,941         21,408
                                                    =============     ===========    ===========
Diluted earnings (loss) per share..................      $  (3.97)        $  0.14        $  0.18
                                                    =============     ===========    ===========

     Approximately 1,071,284 and 318,000 stock options were outstanding for the years ended September 30, 1998 and 1997, respectively, which were not included in the computation of diluted earnings per share because the exercise prices exceeded the average market price of the Company's common stock for each period. For the year ended September 30, 1999, Common

                           IPC COMMUNICATIONS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-Continued


     Stock equivalents of stock options were excluded from the diluted earnings per share calculation as their effect would have been anti-dilutive.

13. Commitments and Contingencies:

    Operating Leases
    ----------------
    The Company has entered into various operating leases primarily for real estate and related lines and equipment.

    Rental expenses under operating leases were $20.8 million, $17.4 million and $13.7 million for the years ended September 30, 1999, 1998 and 1997, respectively.

    Future minimum annual rental payments required under noncancellable operating leases at September 30, 1999 are as follows (In thousands):

      2000                                                      $28,530
      2001                                                        9,665
      2002                                                        8,353
      2003                                                        7,436
      2004                                                        6,789
     Thereafter                                                   4,379
                                                                -------
                                                                $65,151
                                                                =======

    Capital Leases
    --------------

    The Company has entered into capital lease agreements for certain network switching equipment and for certain computer equipment and software. Total assets acquired under capital leases was approximately $31.1 million at September 30, 1999 and $22.4 million at September 30, 1998. The accumulated depreciation and amortization at September 30, 1999 and 1998 was approximately $12.1 million and $6.1 million, respectively.

    Future minimum lease payments required under noncancellable capital leases at September 30, 1999 are as follows (In thousands):

      2000                                                      $13,189
      2001                                                       12,249
      2002                                                        7,854
      2003                                                        4,540
      2004                                                        1,525
                                                                -------
                                                                 39,357
       Less, amount representing interest                        17,441
                                                                 ------
     Net present value of minimum lease payments under
       capital leases                                           $21,916
                                                                =======

14. Related Party Transactions:

    Services Provided
    -----------------

    Affiliated companies performed various services and provided certain equipment to the Company. Services and/or equipment provided by affiliates are billed to the Company and settled through a periodic cash transfer to the respective affiliate.

                           IPC COMMUNICATIONS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-Continued



    The Company has a written arrangement with KEC and KEC-NJ with respect to a pool of field technicians utilized by the Company. KEC and KEC-NJ are responsible for administering the payroll and related benefits for these technical and clerical workers and the Company reimburses all compensation and benefits paid by KEC and KEC-NJ attributable to services performed for the Company plus a fee equal to 2.5% of such costs. Effective for the fiscal year 1997, the parties amended these agreements to provide a fixed fee payment of $50 thousand per month in lieu of the fee payment of 2.5%. Approximately $53.0 million, $51.7 million and $52.7 million of technical labor, and $2.1 million, $2.0 million and $2.2 million of administrative labor was provided through agreements with KEC and KEC-NJ during the years ended September 30, 1999, 1998 and 1997, respectively.

    For the years ended September 30, 1999, 1998 and 1997, KEC and KEC-NJ billed the Company payroll administrative services of $0.6 million annually. Included in prepaid expenses and other current assets is a net related party receivable of $0.6 million at September 30, 1999. $0.3 million of net related party payable is included in accrued expenses at September 30, 1998.

    A portion of the Company's New York branch operation was co-located with KEC through 1997 in a building owned by Knight Ventures, Inc., a company owned by Richard P. Kleinknecht and Peter J. Kleinknecht (the "Former Principal Stockholders"). For the year ended September 30, 1997 the Company was charged rent of approximately $0.2 million.

    Subcontracts and Other

    The Company and other companies controlled by the Former Principal Stockholders periodically subcontract certain work to one another. Amounts charged to companies controlled by the Former Principal Stockholders under subcontracts with IPC for the years ended September 30, 1999, 1998 and 1997 were approximately $3.1 million, $2.9 million and $0.1 million, respectively, while amounts charged to IPC under subcontracts with companies controlled by the Former Principal Stockholders were approximately $0.1 million, $0.2 million and $0.3 million, respectively.

    In addition to the foregoing, the Company, KEC and KEC-NJ entered into a twenty-year agreement dated May 9, 1994, with respect to business opportunities regarding cabling of communication infrastructures. KEC and KEC-NJ have agreed not to bid for or accept cabling jobs in competition with the Company, if the Company intends to bid or accept such work. In addition, because the Company is not a licensed electrical contractor, it has agreed to refrain from bidding for or accepting without the consent of KEC or KEC-NJ, as the case may be, all opportunities that combine both electrical and cabling work. The Company has also agreed to continue to refer to KEC and KEC-NJ certain electrical contracting bid opportunities identified from time to time. Pursuant to such agreement, all estimates for cabling work shall be generated by the Company on behalf of KEC, and KEC will pay the Company a nominal amount for preparing such estimates.

    The Company and companies controlled by the Former Principal Stockholders also charge each other certain miscellaneous expenses, including, but not limited to, office equipment rentals and certain other administrative expenses. Such amounts are not significant.

                           IPC COMMUNICATIONS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-Continued


15. Income Taxes:

    Pretax (loss) earnings consisted of the following (In thousands):

                                                             For the year ended September 30,
                                                ---------------------------------------------------------
                                                      1999                 1998                 1997
                                                --------------     ------------------     ---------------

        United States                                 $(31,955)              $(18,275)             $1,689
        Foreign                                          6,072                 26,744               6,425
                                                --------------     ------------------     ---------------
        Total pretax (loss) earnings                  $(25,883)              $  8,469              $8,114
                                                ==============     ==================     ===============


    The provision for income taxes consisted of the following:

                                                              For the year ended September 30,
                                                ---------------------------------------------------------
                                                       1999                1998                 1997
                                                ----------------    ----------------     ----------------
           Current:
             Federal                                      $    -             $   295               $ (182)
             State and local                                 687               1,545                2,037
             Foreign                                       3,561               9,120                2,342
                                                ----------------    ----------------     ----------------
                                                          $4,248             $10,960               $4,197
                                                ----------------    ----------------     ----------------
           Deferred:
             Federal                                      $2,549             $(3,737)              $  323
             State and local                                 750                (885)                   9
             Foreign                                         421                (147)                (249)
                                                ----------------    ----------------     ----------------
                                                           3,720              (4,769)                  83
                                                ----------------    ----------------     ----------------
           Income tax provision                           $7,968             $ 6,191               $4,280
                                                ================    ================     ================

     The components of net deferred tax assets are as follows (In thousands):

                                                                             September 30,
                                   ------------------------------------------------------------------------------------------------
                                                      1999                                                 1998
                                   ---------------------------------------------         ------------------------------------------
                                       US            Foreign             Total               US           Foreign           Total
                                   ---------       ----------          ---------         ---------       ---------        ---------
Deferred tax assets:
Excess of book over tax
 depreciation                      $    189           $   -            $    189           $   745            $ 91           $   836
Amortization of intangibles           4,701               -               4,701               621               -               621
Inventory and receivables             1,388               -               1,388             2,685             569             3,254
Accrued expenses                      2,658              369              3,027             4,510              20             4,530
Net operating loss carryforward      13,649              291             13,940                 -               -                 -
AMT tax credit carryforward             334               -                 334               128               -               128
Foreign tax credit carryforward       4,657               -               4,657             3,999               -             3,999
                                   --------         -------          ----------         ---------         -------         ---------
    Total                            27,576              660             28,236            12,688             680            13,368
    Less valuation allowance        (20,133)           (291)            (20,424)           (3,999)              -            (3,999)
                                   --------         -------          ----------         ---------         -------         ---------

Total deferred tax assets          $  7,443           $ 369            $  7,812           $ 8,689            $680           $ 9,369

                           IPC COMMUNICATIONS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-Continued

Deferred tax liabilities:
Excess of book over tax             (2,068)           (110)             (2,178)              (15)              -               (15)
 depreciation
                               ------------         -------          ----------         ---------         -------         ---------

Net deferred tax assets            $  5,375           $ 259            $  5,634           $ 8,674            $680           $ 9,354
                               ============         =======          ==========         =========         =======         =========

    A valuation allowance is provided for foreign tax credit carryforwards, net operating loss carryforwards related to IXnet and certain foreign net operating loss carryforwards which expire at various times. The U.S. net operating loss of $40.1 million as of September 30, 1999 expires in the year 2019.

    A reconciliation between the statutory US federal income tax rate and the Company's effective tax rate, excluding minority interest, is as follows:


                                                                    For the year ended September 30,
                                                       --------------------------------------------------------
                                                              1999                 1998                1997
                                                       --------------       -----------------     --------------

         Statutory US federal tax rate                     (35.0%)                 35.0%              35.0%
         State and local income taxes,
             net of federal benefit                          3.6                    7.8                16.4
         Incremental foreign tax effect                      7.2                    22.3                 -
         Losses with no benefit                              62.3                     -                  -
         Other, net                                         (7.3)                    8.0                1.4
                                                       --------------       -----------------     --------------
                                                           (30.8%)                  73.1%              52.8%
                                                       ==============       =================     ==============

16. Business Segment and Geographic Information:

    Business Segments
    -----------------
    The Company has adopted SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, for reporting information about operating segments and related disclosures about products and services, geographic areas and major customers.

    The Company's operations include trading systems, ITS and IXnet. Trading systems reports sales of turret systems to distributors and direct sales and installations of turret systems as "Product sales and installation". It reports revenue from turret system maintenance, including annual and multi-year service contracts, and from moves, additions and changes to existing turret system installations as "Service". ITS reports revenue from the design, integration and implementation of cabling infrastructure projects including LAN's and WAN's, and from the sales of intelligent network products, such as hubs, bridges and routers as "Product sales and installation". It reports revenue from on-site maintenance of customer cable infrastructure, including annual and multi-year contracts, and from the provision of outsourcing services for the support, expansion and upgrading of existing customer networks as "Service." IXnet reports revenue from sales of premium voice, managed bandwidth and outsourcing services, and to a lesser extent, switched voice, shared internet protocol and other services (In thousands).

                           IPC COMMUNICATIONS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-Continued



                                         Trading
                                         Systems           ITS              IXnet           Eliminations         Consolidated
                                     -------------    ------------    --------------     ----------------     -----------------
Fiscal Year 1999:
Revenue:
   Product sales and installation         $122,836         $55,365                 -                    -              $178,201
   Service                                  71,734          15,748          $ 73,509                    -               160,991
   Intersegment                                  -               -               106                $(106)                    -
                                     -------------    ------------    --------------     ----------------     -----------------
Total Revenue                              194,570          71,113            73,615                 (106)              339,192
Gross profit (excluding
     depreciation and amortization)         98,189           9,090               778                 (106)              107,951
Research & development                       9,786               -                 -                    -                 9,786
Selling, general & administrative (a)       22,975           4,458            21,627                 (106)               58,047
Depreciation & amortization                  8,177             357            21,576                    -                30,110
Stock compensation charge                        -               -             9,079                    -                 9,079
                                     -------------    ------------    --------------     ----------------     -----------------
Income from operations                    $ 57,251         $ 4,275          $(51,504)                   -              $    929
                                     =============    ============    ==============     ================     =================
EBITDA (b)                                $ 65,428         $ 4,632          $(20,849)                   -              $ 40,118
                                     =============    ============    ==============     ================     =================
Total assets (c)                          $193,548         $23,806          $195,855                    -              $413,209
                                     =============    ============    ==============     ================     =================

Fiscal Year 1998:
Revenue:
   Product sales and installation         $133,233         $40,117                 -                    -              $173,350
   Service                                  63,592          23,192          $ 35,683                    -               122,467
   Intersegment                                  -               -               170                $(170)                    -
                                     -------------    ------------    --------------     ----------------     -----------------
Total Revenue                              196,825          63,309            35,853                 (170)              295,817
Gross profit (excluding
     depreciation and amortization)         98,610           7,948               371                 (170)              106,759
Research & development                       8,276               -                 -                    -                 8,276
Selling, general & administrative (a)       22,018           5,146            13,626                 (170)               53,345
Depreciation & amortization                  6,209             421             9,060                    -                15,690
Change in control expense                    8,837             453             1,350                    -                10,640
                                     -------------    ------------    --------------     ----------------     -----------------
Income from operations                    $ 53,270         $ 1,928          $(23,665)                   -              $ 18,808
                                     =============    ============    ==============     ================     =================
EBITDA (b)                                $ 68,316         $ 2,802          $(13,255)                   -              $ 45,138
                                     =============    ============    ==============     ================     =================
Total assets (c)                          $202,859         $24,280          $ 14,503                    -              $241,642
                                     =============    ============    ==============     ================     =================

                           IPC COMMUNICATIONS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-Continued




Fiscal Year 1997:
Revenue:
   Product sales and installation         $122,493         $57,485                 -                    -              $179,978
   Service                                  55,146          17,261          $ 17,673                    -                90,080
   Intersegment                                  -               -               165                $(165)                    -
                                     -------------    ------------    --------------     ----------------     -----------------
Total Revenue                              177,639          74,746            17,838                 (165)              270,058
Gross profit (excluding
     depreciation and amortization)         71,602           5,344            (2,020)                (165)               74,761
Research & development                       8,490               -                 -                    -                 8,490
Selling, general & administrative (a)       24,632           4,904             7,576                 (165)               48,100
Depreciation & amortization                  4,776             394             3,460                    -                 8,630
                                     -------------    ------------    --------------     ----------------     -----------------
Income from operations                    $ 33,704         $    46          $(13,056)                   -              $  9,541
                                     =============    ============    ==============     ================     =================
EBITDA (b)                                $ 38,480         $   440          $ (9,596)                   -              $ 18,171
                                     =============    ============    ==============     ================     =================
Total assets (c)                          $135,779         $13,035          $ 10,083                    -              $158,897
                                     =============    ============    ==============     ================     =================

(a) Consolidated selling, general & administrative includes corporate general & administrative expenses of $9,093, $12,725 and $11,153 for the years ended September 30, 1999, 1998 and 1997 respectively.

(b) Earnings before interest, taxes, depreciation and amortization ("EBITDA") represents operating income plus depreciation and amortization. EBITDA for the year ended September 30, 1999 excludes $9.1 million of deferred compensation expense and for the year ended September 30, 1998 excludes a $10.6 million non-recurring change in control expense.

(c) The Company's management reviews corporate assets combined with trading system's assets.


     Geographic sales information is based on the currency in which the customer is billed. Information about the Company's operations by geographic area is as follows (In thousands):


                                                           For the year ended September 30,
                                                 --------------------------------------------------
                                                       1999              1998              1997
                                                 --------------    --------------    --------------

Revenues:
North America                                          $242,479          $211,237          $205,745
Europe                                                   73,306            70,708            50,682
Asia/Pacific and other                                   23,407            13,872            13,631
                                                 --------------    --------------    --------------
                                                       $339,192          $295,817          $270,058
                                                 ==============    ==============    ==============

Long Lived Assets:
United States                                          $ 97,252          $ 72,104          $ 36,232
United Kingdom                                            1,813            12,636            11,042
Rest of World                                                92               101                 -
                                                 --------------    --------------    --------------
                                                       $ 99,157          $ 84,841          $ 47,274
                                                 ==============    ==============    ==============

    No single customer accounted for 10% or more of total revenues for the years ended September 30, 1999, 1998 and 1997.

                           IPC COMMUNICATIONS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-Continued



   17.  Quarterly Financial Information (unaudited):

        The following tables set forth unaudited quarterly financial information for the years ended September 30, 1999 and 1998 (In thousands, except per share amounts):


                                                                      Quarter Ended
                                              -------------------------------------------------------------
                                               December 31,      March 31,     June 30,      September 30,
                                               -----------       --------      --------      --------------
        Year ended
        September 30, 1999:
        -------------------
        Revenue                                     $67,750        $80,933     $ 91,206           $ 99,303
        Gross profit (excluding                      27,769         31,424       19,847             28,911
           depreciation and amortization)
        Net income (loss)                            (3,659)        (3,291)     (11,610)           (13,896)
        Basic and diluted (loss) per share           ($0.45)        ($0.41)      ($1.44)            ($1.70)

        Year ended
        September 30, 1998:
        -------------------

        Revenue                                     $67,052        $61,145     $ 77,954           $ 89,666
        Gross profit (excluding                      26,627         23,713       31,536             24,883
           Depreciation and amortization)
        Net income                                    3,594          2,154       (3,839)               369
        Basic and diluted earnings (loss)
        per share                                   $  0.17        $  0.10       ($0.31)          $   0.05


    The quarterly earnings per share information is computed separately for each period. Therefore, the sum of such quarterly per share amounts may differ from the total for the year.

    In connection with the Merger, the Company incurred a pre-tax non-recurring charge for change in control expenses of $10.6 million in the quarter ended June 30, 1998. As a result of this charge, the Company incurred a net loss in the quarter and diluted earnings per share was not calculated as the common stock equivalents would have had an anti-dilutive effect. For the year ended September 30, 1999, Common Stock equivalents of stock options were excluded from the diluted earnings per share calculation as their effect would have been anti-dilutive.

                             GLOBAL CROSSING LTD.
              SELECTED UNAUDITED PRO FORMA FINANCIAL INFORMATION

        The following unaudited pro forma condensed combined financial information of Global Crossing, Global Marine Systems, Frontier, Racal Telecom, the Hutchison Global Crossing joint venture, IPC Communications and IXnet, which we refer to as "Pro Forma Global Crossing Ltd.", has been prepared to demonstrate how these companies or businesses might have looked if (1) the Global Marine Systems acquisition and related financing, (2) the Frontier acquisition, (3) the Racal Telecom acquisition and related financing, (4) the Hutchison Global Crossing joint venture, including the related issuance of 6 3/8% cumulative convertible preferred stock, series B, of Global Crossing, (5) the IPC and IXnet acquisitions, (6) the offering of our 6 3/8% cumulative convertible preferred stock completed on November 5, 1999, (7) the offering of the 9 1/8% senior notes due 2006 and 9 1/2% senior notes due 2009 of Global Crossing Holdings completed on November 19, 1999, (8) the offering of our 7% cumulative convertible preferred stock completed on December 15, 1999 and (9) the offering of our 6 3/4% cumulative convertible preferred stock and 21,673,706 shares of our common stock completed in April 2000 had been completed as of the date or at the beginning of the period presented.

        We have prepared the pro forma financial information using the purchase method of accounting. We expect that we will have reorganization and restructuring expenses and potential synergies relating to the acquisitions of Global Marine Systems, Racal Telecom, IPC and IXnet, the Hutchison Global Crossing joint venture and the acquisition of Frontier's long distance business and increased opportunities to earn more revenue as a result of those transactions. The unaudited pro forma information does not reflect these expenses and synergies.

        The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not attempt to predict or suggest future results. The pro forma information also does not attempt to show how the combined company would actually have performed had the companies been combined throughout these periods. If the companies had actually been combined in prior periods, these companies and businesses might have performed differently. You should not rely on pro forma financial information as an indication of the results that would have been achieved if the Global Marine Systems, Frontier, Racal Telecom, IPC and IXnet acquisitions and the Hutchison Global Crossing joint venture had taken place earlier or the future results that the companies will experience after completion of these transactions.

        You should read these unaudited pro forma condensed combined financial statements in conjunction with the historical financial statements of Global Crossing, Global Marine Systems, Frontier, Racal, Telecom HCL Holdings, IPC and IXnet.


                        PRO FORMA GLOBAL CROSSING LTD.

             Unaudited Pro Forma Condensed Combined Balance Sheet
                             As of March 31, 2000
                                (in thousands)


                                                         Global                                                          Global
                                                        Crossing      IPC/IXnet         Pro Forma       Financing        Crossing
                                                       Historical (1) Historical (2)  Adjustments (3)  Adjustments (4)  Pro Forma
                                                       --------------------------------------------------------------  ----------
ASSETS
Current Assets:
    Cash, restricted cash and investments............... $ 1,383,969  $ 34,621           $ -           $ 1,802,000    $ 3,220,590
    Accounts receivable, net............................     912,071    83,600             -                  -           995,671
    Other assets and prepaid costs......................     319,562    64,330             -                  -           383,892
                                                         ------------------------------------------------------------------------

    Total Current Assets................................   2,615,602   182,551             -             1,802,000      4,600,153

    Restricted cash and cash equivalents................      69,545         -             -                  -            69,545
    Accounts receivable.................................      42,419         -             -                  -            42,419
    Property and equipment, net.........................   7,985,651   117,382             -                  -         8,103,033
    Goodwill and other intangibles, net.................   9,436,715    88,097          (88,097)              -        12,649,272
                                                                                      3,212,557
    Investment in and advances to/from affiliates, net..     604,291         -             -                  -           604,291
    Other assets, net...................................     735,747    11,989          147,770                           895,506
                                                         ------------------------------------------------------------------------

    Total Assets........................................ $21,489,970  $400,019       $3,272,230        $ 1,802,000   $ 26,964,219
                                                         ========================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
    Accrued construction costs.......................... $   570,461   $     -        $    -           $      -      $    570,461
    Accounts payable and accrued liabilities............     919,910    88,945           33,000               -         1,041,855
    Accrued interest and preferred dividends............     162,260         -             -                  -           162,260
    Deferred revenue....................................     216,234    41,368             -                  -           257,602
    Income taxes payable................................      88,325         -             -                  -            88,325
    Current portion of long term debt...................      11,649    50,316             -                  -            61,965
    Other current liabilities...........................     264,314     7,205             -                  -           271,519
                                                         ------------------------------------------------------------------------

    Total Current Liabilities...........................   2,233,153   187,834           33,000               -         2,453,987

    Long term debt......................................   6,031,662   226,150             -                  -         6,257,812
    Deferred revenue....................................     489,331         -             -                  -           489,331
    Deferred credits and other..........................     819,485    22,206             -                  -           841,691
                                                         ------------------------------------------------------------------------

    Total Liabilities...................................   9,573,631   436,190           33,000               -        10,042,821
                                                         ------------------------------------------------------------------------

MINORITY INTEREST.......................................     478,030    14,627          (14,627)              -           478,030
                                                         ------------------------------------------------------------------------

MANDATORILY REDEEMABLE AND CUMULATIVE CONVERTIBLE
    PREFERRED STOCK.....................................   2,485,267         -                -          1,113,000      3,598,267
                                                         ------------------------------------------------------------------------
SHAREHOLDERS' EQUITY:
    Common stock, 3,000,000,000 shares authorized, par value
     $.01, 802,436,245 and 799,137,142 shares issued as of
     March 31, 2000 and December 31, 1999, respectively.       8,030        88              574                217          8,821
                                                                                            (88)
    Treasury stock, 22,033,758 shares...................    (209,415)        -                -               -          (209,415)
    Other shareholders' equity..........................   9,575,617   114,694         (114,694)           688,783     13,466,885
                                                                                      2,856,722
                                                                                        345,763
    Accumulated deficit.................................    (421,190) (165,580)         165,580                          (421,190)
                                                         -------------------------------------------------------------------------

                                                           8,953,042   (50,798)       3,253,857            689,000     12,845,101
                                                         -------------------------------------------------------------------------

      Total liabilities and shareholders' equity.......  $21,489,970  $400,019       $3,272,230         $1,802,000    $26,964,219
                                                         ========================================================================


                       PRO FORMA GLOBAL CROSSING LTD.
       Unaudited Pro Forma Condensed Combined Statement of Operations
                 For the three months ended March 31, 2000
           (In thousands, except share and per share information)


                                                     Global                                                            Global
                                                    Crossing        IPC/IXnet         Pro Forma        Financing      Crossing
                                                  Historical (5)   Historical (6)   Adjustments (3)  Adjustments (4)  Pro Forma
                                                ------------------------------------------------------------------   -------------

OPERATING REVENUES.............................    $ 1,119,516        $ 87,740               $ -              $ -     $ 1,207,256
                                                ------------------------------------------------------------------   -------------

OPERATING EXPENSES:
        Operations,selling, general
        and administrative.....................      1,014,763          93,517                 -                -       1,108,280
        Merger related expenses................              -          23,288                 -                -          23,288
        Depreciation and amortization..........        140,943           8,626                 -                -         149,569
        Goodwill and intangibles amortization..        131,634           4,006            (4,006)               -         211,948
                                                                                          80,314
                                                ------------------------------------------------------------------   -------------

                                                     1,287,340         129,437            76,308                -       1,493,085
                                                ------------------------------------------------------------------   -------------

OPERATING LOSS.................................       (167,824)        (41,697)          (76,308)               -        (285,829)
EQUITY IN LOSS OF AFFILIATES...................         (5,140)                                                            (5,140)
MINORITY INTEREST..............................        (15,731)          7,634            (7,634)               -         (15,731)

Other income (expense):
        Interest income........................         22,798                                                             22,798
        Interest expense.......................        (85,676)         (7,447)                -                -         (93,123)
        Other income (expense).................         (5,628)           (768)                -                -          (6,396)
                                                ------------------------------------------------------------------   -------------

Loss before provision of income taxes..........        (257,201)        (42,278)          (83,942)               -        (383,421)
        Provision for income taxes.............         (5,000)         (1,219)                -                 -          (6,219)
                                                ------------------------------------------------------------------   -------------

Net loss.......................................       (262,201)        (43,497)          (83,942)               -        (389,640)
        Preferred stock dividends..............        (45,258)              -                 -          (19,406)        (64,664)
                                                ------------------------------------------------------------------   -------------

Loss  applicable to common shareholders........     $ (307,459)      $ (43,497)        $ (83,942)       $ (19,406)     $ (454,304)
                                                ==================================================================   =============

Loss per common share:
        Loss applicable to common
        shareholders ..........................     $    (0.39)                                                        $    (0.53)
                                                ===============                                                      =============

        Shares used in computing information
        applicable to common shareholders......    778,780,323                                                        857,864,029
                                                ===============                                                      =============


                        Pro Forma Global Crossing Ltd.
        Unaudited Pro Forma Condensed Combined Statements of Operations

                     For the Year Ended December 31, 1999
              (in thousands, except share and per share amounts)

                                                                                     Global           Global Marine
                                                                                    Crossing              Systems       Frontier
                                                                                  Historical  (7)      Historical (8)  Historical(9)
                                                                                 ---------------------------------------------------
Operating Revenues.............................................................    $ 1,664,824          $ 173,498       $ 1,995,556

Operating Expenses:
     Operating, selling, general and administrative............................      1,420,370            127,165         1,561,646
     Merger expenses...........................................................              -                  -            74,519
     Depreciation and amortization.............................................        124,294             12,817           173,600
     Goodwill amortization.....................................................        127,621                812            25,749
                                                                                ----------------------------------------------------

                                                                                     1,672,285            140,794         1,835,514
                                                                                ----------------------------------------------------

     Operating income (loss)...................................................         (7,461)            32,704           160,042
     Equity in income (loss) of affiliates.....................................         15,708              4,539            17,235

     Minority interest.........................................................         (1,338)                 -                 -

Other Income (Expenses):
     Interest expense..........................................................       (139,077)            (6,869)          (48,739)


     Interest income...........................................................         67,407                511             4,754
     Other income (expenses)...................................................        180,765                143            (2,346)
                                                                                ----------------------------------------------------

Income (loss) before extraordinary item, taxes and cumulative
     effect of changes in accounting principle.................................        116,004             31,028           130,946
     (Provision) benefit for income taxes......................................       (126,539)           (11,885)          (77,181)
                                                                                ----------------------------------------------------

Income (loss) before extraordinary item and cumulative effect
     of changes in accounting principle........................................        (10,535)            19,143            53,765
     Preferred stock dividends.................................................        (66,642)                 -              (510)
                                                                                ----------------------------------------------------

Income (loss) applicable to common shareholders before extraordinary item and
cumulative effect of changes in accounting principle...........................        (77,177)            19,143            53,255
     Diluted earnings adjustment...............................................              -                  -               270
                                                                                ----------------------------------------------------

Income (loss) applicable to common shareholders before extraordinary item and
cumulative effect of changes in accounting principle...........................      $ (77,177)          $ 19,143          $ 53,525
                                                                                ====================================================

Loss per common share:
     Loss applicable to common shareholders before extraordinary item and cumulative effect of changes in accounting principle
                  Basic and diluted............................................        $ (0.15)
                                                                                ===============

     Shares used in computing information applicable to common shareholders
                  Basic and diluted............................................    502,400,851
                                                                                ===============

                                                                                                   Hutchison
                                                                                Racal               Global
                                                                               Telecom             Crossing           IPC/IXnet
                                                                           Historical (10)     Adjustments (11)     Historical (12)
                                                                           --------------------------------------------------------
Operating Revenues........................................................    $ 306,019                  $ -            $ 354,922

Operating Expenses:
     Operating, selling, general and administrative.......................      286,442                    -              334,365
     Merger expenses......................................................       24,600                    -                    -
     Depreciation and amortization........................................       52,716                    -               23,363
     Goodwill amortization................................................            -                    -               11,869
                                                                           -------------------------------------------------------

                                                                                363,758                    -              369,597
                                                                           -------------------------------------------------------

     Operating income (loss)..............................................      (57,739)                   -              (14,675)
     Equity in income (loss) of affiliates................................         (560)             (15,825)                   -
                                                                                                     (21,240)
     Minority interest....................................................            -                    -                4,962

Other Income (Expenses):
     Interest expense.....................................................      (30,908)                   -              (27,863)


     Interest income......................................................        3,856                    -                    -
     Other income (expenses)..............................................          369                    -                  569
                                                                           -------------------------------------------------------

Income (loss) before extraordinary item, taxes and cumulative
     effect of changes in accounting principle............................      (84,982)             (37,065)             (37,007)
     (Provision) benefit for income taxes.................................       30,116                    -               (8,279)
                                                                           -------------------------------------------------------

Income (loss) before extraordinary item and cumulative effect
     of changes in accounting principle...................................      (54,866)             (37,065)             (45,286)
     Preferred stock dividends............................................            -              (25,529)                   -
                                                                           -------------------------------------------------------

Income (loss) applicable to common shareholders...........................      (54,866)             (62,594)             (45,286)
     Diluted earnings adjustment..........................................            -                    -                    -
                                                                           -------------------------------------------------------

Income (loss) applicable to common shareholders...........................    $ (54,866)           $ (62,594)           $ (45,286)
                                                                           =======================================================

Loss per common share:
     Loss applicable to common shareholders before extraordinary item and cumulative effect of changes in accounting principle
                  Basic and diluted

     Shares used in computing information applicable to common shareholders
                  Basic and diluted


                                                                                                                       Global
                                                                                Financing        Pro Forma            Crossing
                                                                               Adjustments      Adjustments          Pro Forma
                                                                              -------------------------------------------------
Operating Revenues..........................................................         $ -               $ -         $ 4,494,819

Operating Expenses:
     Operating, selling, general and administrative.........................           -                 -           3,729,988
     Merger expenses........................................................           -                 -              99,119
     Depreciation and amortization..........................................           -                 -             386,790
     Goodwill amortization..................................................           -              (812) (13)       830,317
                                                                                                    19,690  (13)
                                                                                                   (25,749) (14)
                                                                                                   305,907  (14)
                                                                                                    55,843  (15)
                                                                                                   (11,869) (3)
                                                                                                   321,256  (3)
                                                                              --------------------------------------------------

                                                                                       -           664,266             5,046,214
                                                                              --------------------------------------------------

     Operating income (loss)................................................           -          (664,266)             (551,395)
     Equity in income (loss) of affiliates..................................           -                 -                  (143)

     Minority interest......................................................           -            (4,962)  (3)         (1,338)

Other Income (Expenses):
     Interest expense.......................................................      93,577  (17)     (24,000) (16)       (523,558)
                                                                                (243,316) (17)     (96,363) (18)


     Interest income........................................................           -                 -               76,528
     Other income (expenses)................................................           -                 -              179,500
                                                                              --------------------------------------------------

Income (loss) before extraordinary item, taxes and cumulative
     effect of changes in accounting principle..............................    (149,739)         (789,591)            (820,406)
     (Provision) benefit for income taxes...................................      (7,200) (17)      23,115  (19)       (170,653)
                                                                                                     7,200  (20)
                                                                              --------------------------------------------------

Income (loss) before extraordinary item and cumulative effect
     of changes in accounting principle.....................................    (156,939)         (759,276)            (991,059)
     Preferred stock dividends..............................................    (108,936) (17)         510  (21)       (278,732)
                                                                                 (77,625) (4)
                                                                              --------------------------------------------------

Income (loss) applicable to common shareholders.............................    (343,500)         (758,766)          (1,269,791)
     Diluted earnings adjustment............................................          -               (270) (22)             -
                                                                              --------------------------------------------------

Income (loss) applicable to common shareholders.............................  $ (343,500)       $ (759,036)        $ (1,269,791)
                                                                              ==================================================
Loss per common share:
     Loss applicable to common shareholders before extraordinary item and cumulative effect of changes in accounting principle
                  Basic and diluted.........................................                                       $      (1.50)
                                                                                                                  ==============

     Shares used in computing information applicable to common shareholders
                  Basic and diluted.........................................                                        846,438,857 (23)
                                                                                                                  ==============


                        Pro Forma Global Crossing Ltd.

           Notes to Unaudited Pro Forma Condensed Combined Financial
                                  Statements

(1) This column represents the historical financial position of Global Crossing as of March 31, 2000, including the assets acquired in the Frontier merger, the Global Marine Systems and Racal Telecom acquisitions and the Hutchison Global Crossing joint venture.

(2) This column represents the historical financial position of IPC Communications, Inc. (IPC) as of March 31, 2000, including its subsidiary IXnet, Inc (IXnet).

(3) These adjustments reflect the elimination of IPC's shareholders' equity accounts, the minority interest related to the shares of IXnet not owned by IPC and the excess consideration over the net liabilities assumed (goodwill). The preliminary goodwill is calculated as follows (in thousands, except exchange ratios and share prices):


      Shares of IXnet common stock outstanding at
      March 31, 2000.......................................................              51,148
      Less shares held by IPC..............................................             (43,100)
                                                                                        -------
      Shares of IXnet to be exchanged......................................               8,048
      IXnet exchange ratio.................................................               1.184
                                                                                         ------
      Shares of Global Crossing to be issued to IXnet shareholders.........                              9,529
      Shares of IPC common stock outstanding at
      March 31, 2000.......................................................               8,839
      IPC exchange ratio...................................................               5.417
                                                                                         ------
      Shares of Global Crossing to be issued to IPC shareholders...........                             47,881
                                                                                                     ---------
      Total shares of Global Crossing to be issued.........................                             57,410
      Global Crossing market price at agreement date.......................                            $ 49.77
                                                                                                     ---------
                                                                                                     2,857,296
      Acceleration of stock option vesting.................................                            345,763
      Tax benefit related to the vesting of
        Stock options......................................................                           (147,770)
      Estimated Global Crossing transaction costs..........................                             30,000
                                                                                                     ---------
      Estimated total consideration........................................                          3,085,289

      Historical net book value of IPC:
      Historical IPC net liabilities at
          March 31, 2000...................................................             $36,171
      Historic goodwill and other intangibles..............................              88,097
      Estimated IPC and IXnet transaction costs............................               3,000
                                                                                        -------
                                                                                                       127,268
                                                                                                    ----------
      Preliminary goodwill.................................................                         $3,212,557
                                                                                                    ==========

      Global Crossing will issue approximately 57,410,000 shares of its common stock at a ratio of 1.184 shares of Global Crossing common stock for each share of IXnet common stock not owned by IPC, and 5.417 shares of Global Crossing common stock for each share of IPC common stock. Global Crossing has tentatively considered the carrying value of the acquired assets to approximate their fair value, with all of the excess of such acquisition costs being attributable to goodwill. Global Crossing is in the process of fully evaluating the assets to be acquired and, as a result, the purchase price allocation among the tangible and intangible assets acquired (and their related useful lives) may change. Goodwill associated with the transaction is currently anticipated to be amortized over a 10-year life.

(4) These adjustments represent the issuance of 4,600,000 shares of Global Crossing 6 3/4% cumulative convertible preferred stock and related dividends and 21,673,706 shares of Global Crossing common stock in April 2000.

(5) This column represents the results of operations of Global Crossing Ltd. for the three months ended March 31, 2000 including the results of Global Marine Systems, Frontier and Racal operations for the three months ended March 31, 2000 and the Hutchison joint venture for the period from January 12, 2000 to March 31, 2000.

(6) This column represents the results of operations of IPC, including the results of its subsidiary, IXnet, for the three months ended March 31, 2000.

(7) This column represents the historical results of operations for the year ended December 31, 1999, including the results of Global Marine Systems operations for the six months ended December 31, 1999, the results of Frontier operations for the three months ended December 31, 1999 and the results of Racal Telecom operations for the period from November 24, 1999 to December 31, 1999.

(8) This column represents the historical results of operations of Global Marine Systems for the six months ended June 30, 1999.

(9) This column represents Frontier's historical results of operations for the nine months ended September 30, 1999.

(10) This column represents Racal Telecom's results from operations from January 1, 1999 to November 23, 1999, after giving effect to pro forma adjustments to present these statements in accordance with United States GAAP, to reflect the disposal of the Racal Translink and Racal Fieldforce divisions of Racal Telecommunications Limited (which Global Crossing did not acquire) and to reflect the likely effect of the trading among Racal Translink, Racal Fieldforce and Racal Telecom based on contractual obligations among the divisions. Global Crossing summarizes these adjustments in the table below:

                            Racal Telecom Pro Forma
        Unaudited Pro Forma Condensed Combined Statements of Operations

           For the period from January 1, 1999 to November 23, 1999
                                (in thousands)

                                                                                            US GAAP and       Racal
                                                                           BV Acquisition    Accounting      Telecom       Racal
                                                                           and Carve-Out       Policy        Interim      Telecom
                                                         Historical(a)      Adjustments    Adjustments(d)    Period(e)   Pro Forma
                                                         ------------     ---------------  --------------    ---------   ---------
     Operating Revenues.................................   $ 390,578      $ (110,354)(c)       $ (22,447)     $ 47,937   $ 306,019
                                                                                 305 (b)
                                                           ---------      ----------           ---------      --------   ---------
     Operating Expenses:
          Operating, selling, general and
            administrative..............................     355,110         (99,595)(c)           1,737        53,544     311,042
                                                                                 246 (b)
          Depreciation and amortization.................      61,774         (11,978)(c)          (3,340)        6,265      52,716
                                                                                  (5)(b)
                                                           ---------      ----------           ---------      --------   ---------
                                                             416,884        (111,332)             (1,603)       59,809     363,758
                                                           ---------      ----------           ---------      --------   ---------
     Operating income (loss)............................     (26,306)          1,283             (20,844)      (11,872)    (57,739)
     Equity in income (loss) of affiliates..............        (560)             --                  --            --        (560)
     Other income (expense):
          Interest expense..............................     (30,905)             (3)(b)              --            --     (30,908)
          Interest income...............................          --           3,089 (c)              --           767       3,856
          Other income (expense)........................      76,390         (76,021)(c)              --            --         369
                                                           ---------      ----------           ---------      --------   ---------
     Income (loss) before extraordinary item, taxes and
       cumulative effect of changes in accounting
       principle........................................      18,619         (71,652)            (20,844)      (11,105)    (84,982)
          (Provision) benefit for income taxes..........       3,563             (70)(b)          18,918         7,705      30,116
                                                           ---------      ----------           ---------      --------   ---------
     Income (loss) before extraordinary item and
       cumulative effect of changes in accounting
       principle........................................   $  22,182      $  (71,722)          $  (1,926)     $ (3,400)  $ (54,866)
                                                           =========      ==========           =========      ========   =========

     (a) This column represents the combined historical results of operations of Racal Telecommunications Limited, Racal Telecommunications Networks Limited, Racal Internet Services Limited and Racal Telecommunications Inc., which we refer to as "Racal Telecom", in accordance with United Kingdom GAAP translated into United States dollars for the 41 weeks ended October 15, 1999.

     (b) Global Crossing is treated as having acquired the business and assets of Racal Network Services BV as that company was in the process of being reorganized into Racal Telecommunications Networks Limited in the course of 1999. These adjustments reflect the financial position and results of operations of Racal Network Services BV as if this transaction had been completed as of the dates or at the beginning of the periods presented.

     (c) In July 1999, the Racal Telecom business was separated into three divisions: Racal Telecom, Racal Translink and Racal Fieldforce. On October 1, 1999, the Racal Translink and Racal Fieldforce businesses were sold to another company within the Racal Electronics plc group. This adjustment eliminates the results of operations of Racal Translink and Racal Fieldforce, reflects the likely effect of the trading among Racal Translink, Racal Fieldforce and Racal Telecom based on contractual obligations among the divisions and adjusts the profit on disposal of these operations. No taxation liabilities were incurred on the disposal as this disposal was to another Racal Electronics plc group company.

     (d) The Racal Telecom combined financial statements are prepared in accordance with United Kingdom GAAP which differ in certain material respects from United States GAAP. The differences that are material are disclosed in the notes to the combined financial statements, incorporated by reference. In addition, an adjustment has been made to treat sales of dark fiber made by Racal Telecom after July 1, 1999 as operating leases, recognizing income over the period of the service provision in accordance with the provision of FASB Interpretation No. 43.

     (e) This column represents Racal Telecom's historical results from October 16, 1999 to November 23, 1999.

(11) On January 12, 2000, Global Crossing and Hutchison Whampoa Limited formed a joint venture called Hutchison Global Crossing. This joint venture is owned in equal parts by Global Crossing and Hutchison Whampoa. In exchange for its 50% interest, Hutchison Whampoa contributed to the joint venture its existing building-to-building fixed-line telecommunications network in Hong Kong and certain Internet-related assets previously held by Hutchison Telecommunications Limited. In exchange for its 50% interest, Global Crossing contributed to the joint venture international telecommunications capacity rights on its network and know-how related to Internet data centers valued at $350 million and $50 million in cash. In addition, Global Crossing issued to Hutchison Whampoa $400 million aggregate liquidation preference of Global Crossing's 6 3/8% cumulative convertible preferred stock, series B, convertible into Global Crossing common stock. The Hutchison Global Crossing joint venture is anticipated to be accounted for as an unconsolidated joint venture under the equity method of accounting.


                                                                                (In thousands)
                                                                                --------------
Total Consideration
     Cash contributed...................................................                  $ 50,000
     6 3/8% Cumulative Convertible Preferred Stock, Series B............                   400,000
     Estimated cost of capacity contributed.............................                    83,800
     Global Crossing transaction costs..................................                     5,000
                                                                                          --------
Total consideration.....................................................                   538,800

Less: Historical net tangible book value of HCL Holdings:
     Historical HCL Holdings net liabilities at December 31, 1999.......   $(149,393)
     Cash contributed...................................................      50,000
     Estimated cost of capacity contributed.............................      83,800
                                                                           ---------
     Adjusted net tangible book value...................................     (15,593)
     50% ownership interest.............................................       7,797
                                                                           ---------
                                                                                            (7,796)
                                                                                          --------
Total Goodwill..........................................................                  $546,596
                                                                                          ========


     Global Crossing has tentatively considered the carrying value of the acquired assets to approximate their fair value, with all of the excess of those acquisition costs being attributable to goodwill. Global Crossing is in the process of fully evaluating the assets acquired and, as a result, the purchase price allocation among the tangible and intangible assets acquired and their useful lives may change. Global Crossing currently anticipates that goodwill associated with the transaction will be amortized over a 25-year life.

     These adjustments also include the assumed equity in the results of operations of Hutchison Global Crossing for the year ended December 31, 1999.

(12) This column represents the results of operations of IPC, including the results of its subsidiary, IXnet, for the year ended December 31, 1999.

(13) These adjustments reflect the reversal of historic goodwill amortization and goodwill amortization expense of the excess consideration over the net assets acquired (goodwill) in connection with the Global Marine Systems acquisition, which Global Crossing has estimated to be approximately $693 million. Global Crossing is amortizing goodwill and other intangible assets on the straight-line method over 3-25 years. The initial purchase price allocation is based on current estimates. Global Crossing will make the final purchase price allocation based upon final values for certain assets and liabilities. As a result, the final purchase price allocation may differ from the presented estimate.

(14) These adjustments reflect the reversal of historic goodwill amortization and the goodwill amortization expense of the excess consideration over the net assets acquired (goodwill) in connection with the Frontier merger, which Global Crossing has estimated to be approximately $7.7 billion. Global Crossing is amortizing goodwill and other intangible assets on a straight-line method over 6-25 years. The initial purchase price allocation is based on current estimates. Global Crossing will make the final purchase price allocation based upon final values for certain assets and liabilities. As a result, the final purchase price allocation may differ from the presented estimate.

(15) This adjustment reflects the amortization expense of the excess consideration over the net assets acquired (goodwill) in connection with the Racal acquisition, which Global Crossing has estimated to be approximately $1.6 billion. Global Crossing has tentatively considered the carrying value of the acquired assets to approximate fair value, with all excess of those acquisition costs being attributable to goodwill. Global Crossing is in the process of fully evaluating the assets acquired and, as a result, the purchase price allocation among the tangible and intangible assets acquired, and their related useful lives, may change. Global Crossing currently anticipates that goodwill associated with the transaction will be amortized over a 25 year life.

(16) This amount reflects the assumed interest expense, at an 8% interest rate, incurred on the $600 million debt assumed issued as of the earliest date presented in connection with the acquisition of Global Marine Systems.

(17) These adjustments represent the assumed interest expense, including amortization of deferred financing fees and the resulting tax adjustment, in connection with the issuance and assumed repayment of existing debt related to the 9 1/8% senior notes due 2006 and 9 1/2% senior notes due 2009 of Global Crossing Holdings, Global Crossing's 6 3/8% cumulative convertible preferred stock and Global Crossing's 7% cumulative convertible preferred stock. In connection with the issuance of the 9 1/8% senior notes due 2006 and 9 1/2% senior notes due 2009 of Global Crossing Holdings, Global Crossing incurred approximately $29.7 million in financing fees. The financing fees will be amortized over the life of the debt.

(18) This amount reflects the assumed interest expense, at a 9% interest rate, including the amortization of deferred financing fees, incurred on the $1.1 billion debt issued to finance the acquisition of Racal Telecom assumed issued as of the earliest date presented.

(19) This adjustment represents the tax benefit resulting from the interest expense assumed in connection with the debt issued for the acquisition of Global Marine Systems.

(20) This adjustment represents the tax benefit resulting from the interest expense assumed in connection with the debt issued for the acquisition of Racal Telecom.

(21) This adjustment assumes that Frontier's preferred stock dividends would not have been incurred, as Frontier's preferred stock would have been redeemed as of the earliest date presented.

(22) To eliminate diluted earnings adjustment due to the combined net loss position.

(23) Pro forma per share data are based on the number of shares of Global Crossing common stock that would have been outstanding had the Frontier merger, the IPC acquisition and the April 2000 issuance of common stock occurred at the earliest date presented. Global Crossing issued 355,181,000 shares in connection with the Frontier merger, 21,673,706 shares in connection with the April 2000 common stock issuance, and approximately 57,410,000 shares in connection with the IPC and IXnet acquisitions.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        GLOBAL CROSSING LTD.


Dated: June 15, 2000                    By: /s/ Dan J. Cohrs
                                            ---------------------------------
                                            Name:  Dan J. Cohrs
                                            Title: Senior Vice President and
                                                   Chief Financial Officer